ESESIS, INC.

                       -----------------------------------

                                  Common Stock
                                 500,000 Shares

                       -----------------------------------


     We are offering for sale up to 500,000 shares of common stock. The initial public offering price for these shares is $.10 per share and the maximum amount to be raised is $50,000. We intend to offer the 500,000 shares through our officers and directors. There will be no underwriter or broker/dealer involved in the transaction and there will be no commissions paid to any individuals from the proceeds of this sale. There will be no minimum amount of shares sold and we will not create an escrow account into which the proceeds from any shares will be placed. Instead, the proceeds from all shares sold by us will be placed into our corporate account. This offering of shares will terminate on the earlier of the date all of the shares offered are subscribed for or three (3) months from the effective date of this prospectus.

     Prior to this registration, there has been no public market for our shares of common stock. There is a high degree of risk involved with this investment, due to the fact that we have a limited operating history and there is currently no market for the securities being purchased.

The common stock offered by this prospectus involves a high degree of risk. You should purchase shares only if you can afford a complete loss. See "Risk Factors" beginning on Page 5.

                               Price      Underwriting Discounts      Proceeds
                             To Public   Discounts or Commissions    To Company
                             ---------   ------------------------    ----------

Per Share....................  $.10                None                 $.10

Per Share Total.............. $50,000              None               $50,000

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.


                   The date of this prospectus is May 16, 2005

                               PROSPECTUS SUMMARY

This summary provides an overview of certain information contained elsewhere in this prospectus and does not contain all of the information that you should consider or that may be important to you. You should read the entire prospectus carefully to fully understand the offering, including "Risk Factors" and the financial statements. In this prospectus, the terms "Esesis," "we," "us" and "our" refer to Esesis, Inc. and its wholly owned operating subsidiary, Esesis Environmental, Corp.

                                ABOUT OUR COMPANY

     Esesis, Inc., incorporated on July 5, 2002, is a Colorado corporation, which, through its wholly owned operating subsidiary, Esesis Environmental Corp., incorporated in Texas on July 10, 2002, provides environmental inspection and consulting services related to the abatement, remediation, and maintenance of asbestos, lead paint, and toxic mold contamination. We commenced business operations in November 2002. From our inception through our fiscal year ended June 30, 2003, we recorded revenues of $459,819 and net income of $14,455 from operations. We recorded revenues of $615,206 and a net loss of ($19,795) for our fiscal year ended June 30, 2004. During the six month period ended December 31, 2004, we recorded revenues of $295,437 and net income of $2,945. Our services are currently offered in Texas and Colorado through our subsidiary's offices in Waco, Texas and Centennial, Colorado.

     It is our goal to provide our services to both private sector clients and governmental entities. We currently derive the majority of our revenues from inspection and consulting services, and are hired by building owners, property management firms, state and local governments, schools, insurance adjustors and individuals to identify asbestos, lead paint, or mold contamination or hazards. Our consulting services develop remediation plans for identified hazards and provide ongoing inspections to insure proper hazardous material handling during renovation projects.

     Esesis's principal executive offices are located at 7345 E. Peakview Ave., Centennial, Colorado 80111, telephone (303) 689-9601. Esesis Environmental's offices are located at 5601 Edmond Ave., Suite A, Waco, Texas 76710 and it also utilizes Esesis's executive offices in Centennial, Colorado from which it conducts its Colorado operations.

                               ABOUT THE OFFERING

Common Stock Offered......................500,000 shares


Common Stock Outstanding Before Offering..20,200,000 shares


Common Stock outstanding After Offering...20,700,000 shares,  provided  that all of the shares offered herein are sold,
                                          of which  there can be no assurance

Estimated Proceeds........................$50,000


Use of Proceeds...........................We  intend  to  use the proceeds  from this offering for sales and  marketing
                                          ($15,000),   purchase  of   inspection
                                          equipment  ($15,000),   retirement  of
                                          debt  ($15,000),  and  working capital
                                          ($5,000).

Plan of Distribution......................Our shares of common   stock  will  be
                                          offered directly to the public through
                                          our  officers  and directors  pursuant
                                          to  Rule  3a4-1  of   the   Securities
                                          Exchange    Act   of   1934.      Such
                                          individuals  will  not be  compensated
                                          or   receive  any   other   form    of
                                          remuneration in connection with  their
                                          sales   of   our   common   stock   to
                                          investors  in  this offering.

No Minimum Offering Amount................There  is no minimum  amount of shares that we must  sell  in this  offering,
                                          and  therefore no minimum  amount   of
                                          proceeds   will   be   raised.      No
                                          arrangements  have  been made to place
                                          funds  into  escrow,   trust  or   any
                                          similar   account.     Upon   receipt,
                                          offering  proceeds  will  be deposited
                                          into  Esesis's operating  account  and
                                          used to  conduct the business  affairs
                                          of  Esesis.   Because  there  is    no
                                          minimum amount that will be raised  in
                                          our  offering,  investors  may  end up
                                          holding  shares in  a company that has
                                          an  illiquid  smaller  market for  its
                                          shares.

                             SUMMARY FINANCIAL DATA

     As we have only been in operation for a brief period of time, our historical operating information may not be indicative of our future operating results.

                                                                                Six Month Period
                                     July 5, 2002 (Inception)    Year Ended      Ended December
                                      Through June 30, 2003     June 30, 2004       31, 2004
                                      ---------------------     -------------   ---------------
Total Revenues                            $     459,819         $     615,206   $       295,437

Operating expenses                              441,593               631,194           289,137

Interest expense                                  1,147                 5,711             3,355

Income taxes (benefit)                            2,624                (2,624)                -

Net income (loss)                                14,445               (19,995)            2,945

Basic and diluted income per share                 0.00                     0                 0

Shares used in computing basic
     and diluted loss per share              20,200,000            20,200,000        20,200,000

Consolidated Balance Sheet Data:

Total assets                                    204,418               220,361           193,900

Total Liabilities                               169,763               205,501           176,095

Retained Earnings (deficit)                      14,455                (5,340)           (2,395)

Stockholders' equity                             34,655                14,860            17,805


                                  RISK FACTORS

An investment in our common stock is a risky investment. In addition to the other information contained in this Prospectus, prospective investors should carefully consider the following risk factors before purchasing shares of our common stock offered hereby. We believe that we have included all material risks.

RISKS RELATED TO OUR BUSINESS

Our limited  operating  history hinders our ability to evaluate our business and
--------------------------------------------------------------------------------
entails risk that we may fail to adequately  address  business issues with which
--------------------------------------------------------------------------------
we have limited experience.
---------------------------

     We were incorporated in July 2002 and have been providing inspection and consulting services since November 2002. We have derived revenues from operations of $615,206 and a net loss of (19,795) for the year ended June 30, 2004. For the six months ended December 31, 2004, we recorded revenues of $295,437 and net income of $2945. As a result of our limited operating history, there is limited historical financial information upon which to evaluate how we may perform in the future. We cannot be sure that we will be able to compete successfully in the environmental inspection and consulting industry. As a young company, we face numerous risks and uncertainties, including those that relate to our ability to:

          <    establish and increase our client base;
          <    compete favorably in a highly competitive market;
          <    expand our service offerings;
          <    attract motivate and retain qualified employees;
          <    access sufficient capital markets to support our growth;
          <    build an infrastructure to effectively handle our growth;
          <    upgrade and enhance our technologies; and
          <    maintain the necessary license and continuing education
               requirements for the environmental inspection industry.

     We may not be successful in addressing these risks. As a business with a limited operating history, if we fail to address the risks above, we may not maintain profitability.

We may need to raise additional  capital in the future, to support the growth of
--------------------------------------------------------------------------------
our business,  and the failure to raise sufficient funds, if needed, may require
--------------------------------------------------------------------------------
us to cease operations and your investment may be lost.
-------------------------------------------------------

     The growth of our business will require significant capital expenditures, working capital and debt service, and the ability to sustain substantial cash flow deficits. Our viability is dependent upon our ability to continue to execute under our business strategy and to generate positive cash flows from operations. The success of our business strategy includes obtaining and retaining a significant number of clients for our services, and generating significant and sustained growth in our operating cash flows to be able to meet future debt service obligations and fund capital expenditures.

     We believe we have the necessary funding available to execute our business strategy, which consists of providing environmental inspection and consulting services primarily in Texas and Colorado. However, our revenue and costs may also be dependent upon factors that are not within our control, including regulatory changes, changes in technology, and increased competition. Due to the uncertainty of these factors, actual revenue and costs may vary from expected amounts, possibly to a material degree, and such variations could affect our future funding requirements. Additional financing may be required in response to changing conditions within the industry or unanticipated competitive pressures. We can make no assurances that we would be successful in raising additional capital, if needed, on favorable terms or at all. Failure to raise sufficient funds may require us to cease operations and your investment may be lost.

Management has limited  operational  experience in the environmental  inspection
--------------------------------------------------------------------------------
and  consulting  industry and this may adversely  affect our ability to maintain
--------------------------------------------------------------------------------
profitability.
--------------

     Esesis is a start-up company with a limited operating history. While certain employees of Esesis Environmental have experience within the industry, neither Esesis nor its management has any significant experience in operating businesses in the environmental inspection and consulting industry. It is possible that this lack of relevant operational experience could prevent us from continuing as a profitable business. Furthermore, we believe that our success will depend in large part on our ability to continue to attract and retain qualified management personnel and the continued contributions of such management and personnel. Competition for qualified employees and personnel in the environmental inspection and consulting industry is intense and there is a limited number of persons with knowledge of and expertise in the industry. Although we have been successful in attracting and retaining qualified personnel, we can make no assurances that we will be able to hire or retain necessary personnel in the future. The loss of services of one or more of our key personnel, or the inability to attract and retain additional qualified personnel, could materially and adversely affect us.

There has never been a market for our  securities,  we cannot  guarantee  that a
--------------------------------------------------------------------------------
market for our securities will develop,  and if no market  develops,  you may be
--------------------------------------------------------------------------------
limited in your ability to resell your shares.
----------------------------------------------

     There has been no public market for our securities and there can be no assurance that a public trading market for our securities will develop or, if developed, will be sustained. We hope to enter into discussions with a prospective market maker for quotation of our securities on the Over the Counter Bulletin Board (which we refer to as the "OTC Bulletin Board"), but we can make no assurance that our securities will be so quoted, or that a regular trading market will develop for our securities, or, if a market does develop, that it will be sustained. If no market develops or is sustained, you may be limited in your ability to resell our shares and realize a return on your investment.

Even if we are quoted on the OTC Bulletin Board,  the OTC Bulletin Board may not
--------------------------------------------------------------------------------
provide liquidity for our investors.
------------------------------------

     The OTC Bulletin Board is an inter-dealer, over-the-counter market that provides significantly less liquidity than the NASDAQ Stock Market or national or regional exchanges. Securities traded on the OTC Bulletin Board are usually thinly traded, highly volatile, have fewer market makers and are not followed by analysts. The Securities and Exchange Commission's order handling rules, which apply to NASDAQ-listed securities, do not apply to securities quoted on the OTC Bulletin Board. Quotes for stocks included on the OTC Bulletin Board are not listed in newspapers. Therefore, prices for securities traded solely on the OTC Bulletin Board may be difficult to obtain and holders of our securities may be unable to resell their securities at or near their original acquisition price, or at any price.

We do not have significant  financial  reporting  experience,  which may lead to
--------------------------------------------------------------------------------
delays in filing  required  reports with the Securities and Exchange  Commission
--------------------------------------------------------------------------------
and  suspension  of quotation of our  securities,  if they become  qualified for
--------------------------------------------------------------------------------
quotation on the OTC Bulletin  Board,  which will make it more difficult for you
--------------------------------------------------------------------------------
to sell your securities.
------------------------

     The OTC Bulletin Board limits quotations to securities of issuers that are current in their reports filed with the Securities and Exchange Commission. These limitations may be impediments to our quotation on the OTC Bulletin Board. Because we do not have significant financial reporting experience, we may experience delays in filing required reports with the Securities and Exchange Commission following the effectiveness of the registration statement to which this prospectus is a part. Because issuers whose securities are qualified for quotation on the OTC Bulletin Board are required to file these reports with the Securities and Exchange Commission in a timely manner, the failure to do so may result in a suspension of trading or delisting from the OTC Bulletin Board if our stock does become qualified for quotation on the OTC Bulletin Board.

There are no automated systems for negotiating  trades on the OTC Bulletin Board
--------------------------------------------------------------------------------
and it is  possible  for the  price  of a stock  to go up or down  significantly
--------------------------------------------------------------------------------
during a lapse of time between  placing a market order and its execution,  which
--------------------------------------------------------------------------------
may affect your trades in our securities.
-----------------------------------------

     Because there are no automated systems for negotiating trades on the OTC Bulletin Board, they are conducted via telephone. In times of heavy market volume, the limitations of this process may result in a significant increase in the time it takes to execute investor orders. Therefore, when investors place market orders, an order to buy or sell a specific number of shares at the current market price, it is possible for the price of a stock to go up or down significantly during the lapse of time between placing a market order and its execution.

We anticipate that there will not be more than one market maker, if any, for our
--------------------------------------------------------------------------------
securities for the  foreseeable  future and this may limit the public market for
--------------------------------------------------------------------------------
our securities.
---------------

     In the event that our securities are quoted on the OTC Bulletin Board, we anticipate that we will not have more than one market maker for our securities. As a result, in the event that this market maker ceases to make a market for our securities for any reason, our investors may have no public market for their securities.

"Penny Stock" rules may make buying or selling our securities difficult.
------------------------------------------------------------------------

     Trading in our securities will be subject to the "penny stock" rules for the foreseeable future. The Securities and Exchange Commission has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. These rules require that any broker-dealer who recommends our securities to persons other than prior customers and accredited investors must, prior to the sale, make a special written suitability determination for the purchaser and receive the purchaser's written agreement to execute the transaction. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated with trading in the penny stock market. In addition, broker-dealers must disclose commissions payable to both the broker-dealer and the registered representative and current quotations for the securities they offer. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from recommending transactions in our securities, which could severely limit the liquidity of our securities and consequently adversely affect the market price for our securities.

We do not  anticipate  payment  of  dividends,  and  investors  will  be  wholly
--------------------------------------------------------------------------------
dependent upon the market for the common stock to realize  economic benefit from
--------------------------------------------------------------------------------
their investment.
-----------------

     As holders of our securities, you will only be entitled to receive those dividends that are declared by our board of directors out of surplus. We do not expect to have surplus available for declaration of dividends in the foreseeable future. Indeed, there is no assurance that such surplus will ever materialize to permit payment of dividends to you as holders of the securities. The board of directors will determine future dividend policy based upon our results of operations, financial condition, capital requirements, reserve needs and other circumstances.

RISKS RELATED TO OUR INDUSTRY

We may  underestimate  the cost of a project  when we submit a bid and if actual
--------------------------------------------------------------------------------
costs exceed the estimated amounts, we will bear the risk of loss.
------------------------------------------------------------------

     A significant amount of our business is done on a contract basis as a result of competitive bidding. We are often required to estimate the costs involved with the applicable job prior to submitting a bid and therefore, if awarded the job, will bear the risk if actual costs exceed the estimated amounts.

We  face  a high  level  of  competition  in the  environmental  inspection  and
--------------------------------------------------------------------------------
consulting industry and we may fail to compete effectively in our market.
-------------------------------------------------------------------------

     The market for environmental inspection and consulting services is intensely competitive. Many of our competitors have longer operating histories, larger customer bases and significantly greater financial, marketing and other resources than we do. Their financial strength could prevent us from increasing market share. We also believe that the environmental inspection and consulting market is a relatively mature industry and that there is little growth potential.

Our business and operations may subject us to liability, for which our insurance
--------------------------------------------------------------------------------
may be insufficient.
--------------------

     Asbestos inspection and consulting services may expose our employees and others to dangerous elements, and although we take extensive precautions, we may not avoid liability to persons so exposed. Furthermore, Esesis maintains liability insurance with limits of $1,000,000 per loss event and $1,000,000 for the policy aggregate, covering damages resulting from negligent acts, errors, mistakes or omissions in rendering or failing to render our services. As with any insurance policy, we may suffer a loss which is not a covered loss under the policy, or which exceeds the policy limits. There can be no assurance that this insurance will be adequate or that it will be available to us in the future. The lack of an adequate insurance program could have a material and adverse effect upon our ability to secure and perform contracts.

Our  business is subject to  governmental  regulation  of the  environment,  and
--------------------------------------------------------------------------------
changes in those regulations could negatively impact our operations.
--------------------------------------------------------------------

     Demand for our services is related to various federal, state and local laws and substantial regulation under the laws of governmental agencies, including the Environmental Protection Agency, various state agencies and county and local authorities acting in conjunction with such federal and state entities. Governmental authorities have the power to enforce compliance with those regulations and to obtain injunctions or impose fines in the case of violations. In the future, we may be required under those regulatory requirements to increase capital and operating expenditures in order to maintain current operations or initiate new operations. Under certain circumstances, we may be required to curtail certain operations until a particular problem is remediated or to undertake other corrective measures. Amendments to current laws and regulations governing our operations or more stringent implementation thereof could have a material adverse effect on us or require substantial capital expenditures to comply with such laws and regulations.

     We have no control over governmental regulation of the environment. Current regulations could change resulting in the need for Esesis to incur significant costs over the budgeted amounts in order to comply with such regulations. Alternatively, the regulatory environment could relax, due, for example, to political or economic pressures, which could reduce the demand for our services.

RISKS RELATED TO THE OFFERING

After  this  offering,  our  executive  officers,  directors  and 5% or  greater
--------------------------------------------------------------------------------
shareholders will have the ability to significantly  influence matters requiring
--------------------------------------------------------------------------------
a shareholder  vote and  shareholders  acquiring shares in this offering may not
--------------------------------------------------------------------------------
have the ability to influence corporate transactions.
-----------------------------------------------------

     Currently, our existing officers, directors and 5% or greater shareholders (and their affiliates) in the aggregate, beneficially own approximately 35.64% of our outstanding stock. Upon completion of this offering, this group will continue to own approximately 34.78% of our outstanding stock. As a result, such persons, acting together, will have the ability to significantly influence the vote on all matters requiring approval of our shareholders, including the election of directors and approval of significant corporate transactions.

Purchasers of our common stock will incur immediate and substantial dilution.
-----------------------------------------------------------------------------

     Our existing shareholders acquired their shares of common stock at an average cost substantially below the book value of our common stock. Therefore, the purchasers of common stock in the offering may experience immediate and substantial dilution.

Our offering of common stock is being  conducted by our officers and  directors,
--------------------------------------------------------------------------------
who have no  experience  in the  public  sale of our  securities  and may not be
--------------------------------------------------------------------------------
successful in selling any shares of our common stock.
-----------------------------------------------------

     We are offering 500,000 shares of common stock on a direct placement basis under the provisions of Rule 3a4-1 of the Exchange Act. We have never engaged in the public sale of our securities, and have no experience in conducting public securities offerings. Accordingly, there is no prior experience from which investors may judge our ability to consummate this offering. There can be no assurance that we will be successful in selling any shares of common stock offered hereby, and as a result, we may not receive any proceeds from our direct offering.

The offering price of our securities does not necessarily  bear any relationship
--------------------------------------------------------------------------------
to our assets, book value,  earnings or other established  criteria of value and
--------------------------------------------------------------------------------
you are  purchasing  our  securities  for a price that is in excess of the price
--------------------------------------------------------------------------------
paid by previous investors.
---------------------------

     There has been no prior public market for our securities. The price to the public of the securities offered hereby has been determined by our management. Among factors considered in determining the offering price were the history of, and the prospects for, our business, an assessment of our management, our past and present operations, our development and the general condition of the securities market at the time of this offering. The offering price for the securities does not necessarily bear any relationship to our assets, earnings, book value or any other recognized criteria of value. The offering price of $0.10 per share is in excess of our net tangible book value of $.00088 per share, and in excess of the price received by Esesis for shares sold in prior recent securities transactions.

                   SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS

     We have made some statements in this prospectus, including some under "Risk Factors," "Management's Plan of Operations," "Business" and elsewhere, which constitute forward-looking statements. These statements may discuss our future expectations or contain projections of our results of operations or financial condition or expected benefits to us resulting from acquisitions or transactions and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any results, levels of activity, performance or achievements expressed or implied by any forward-looking statements. These factors include, among other things, those listed under: "Risk Factors" and elsewhere in this prospectus. In some cases, forward-looking statements can be identified by terminology such as "may," "should,," "could," "expects," "intends," "plans," "anticipates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of these terms or other comparable terminology. Although we believe that the expectations reflected in forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.


                                 USE OF PROCEEDS

     There is no minimum number of shares that must be sold in our offering. Accordingly, based on an initial offering price of $.10 and 500,000 shares available for sale, we will receive anywhere from $0 to $50,000 in our offering based on the number of shares we are able to sell. Assuming we are able to sell all 500,000 shares offered hereby, we intend to use the proceeds as follows:

     Sales and Marketing Activities                  $15,000           30%
     Purchase of Inspection/Testing Equipment        $15,000           30%
     Retirement of Debt(1)                           $15,000           30%
     Working Capital                                 $ 5,000           10%
                                                     ------           ---
     Total                                           $50,000(2)       100%(2)
                                                     =======          ====
-------------------

(1) We have two revolving lines of credit, a $100,000 line with Insurenational, A.V.V., a Dublin, Ireland based reinsurance company, which is also a less than 5% shareholder of Esesis and a $25,000 line of credit with First American State Bank in Denver. The $100,000 line of credit, which is unsecured, bears interest at prime plus 3% and renews annually on July 1st at the lender's option. As of December 31, 2004, we had approximately $75,700 from this line available to us and the amount indicated will be utilized to repay a portion of this debt. The $25,000 line of credit is secured by substantially all of our assets, bears interest at 6.5% and matures June 4, 2005. As of the date of this prospectus, we have repaid all balances due under this line of credit. These funds were used to fund our general working capital needs, including office equipment and supplies, salaries and rent.

(2) We have previously paid the expenses related to this offering from cash flow generated by our current operations and expect that such cash flow will satisfy any remaining expenses due in the future.

     If we are only able to sell 50% or 25% of the offering, we will adjust our use of proceeds proportionately and allocate approximately the same percentages of the total offering proceeds to the uses described above.

                                 DIVIDEND POLICY

     Esesis initially expects that all earnings, if any, will be retained to finance our growth and that no cash dividends will be paid for the foreseeable future. Our board of directors will determine, in its sole discretion, whether to declare any dividends on our common stock in the future after taking into account various factors, including Esesis's financial condition, operating results and current and anticipated cash needs.


                                    DILUTION

     Dilution represents the difference between the offering price and the net tangible book value per share of our common stock immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets, divided by the number of shares of common stock outstanding.

     Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing shareholders who paid nominal consideration for their shares. Accordingly, to the extent you purchase shares for a market price that exceeds net tangible book value per share, you will suffer an immediate dilution.

     The following table illustrates the pro forma per share dilution, assuming the sale of all of the 500,000 shares offered by Esesis.


     Offering price per share.........................................$.10

     Net tangible book value before the Offering......................$.00

     Increase per share attributed to new Investors...................$.00

     Pro forma net tangible book value per share after the offering...$.00

     Dilution in net tangible book value to new investors.............$.10
                                                                      ====

     The following table illustrates the pro forma per share dilution, assuming nominal sales (25,000 shares) of the shares offered by Esesis.

     Offering price per share.........................................$.10

     Net tangible book value before the Offering......................$.00

     Decrease per share attributed to new Investors...................$.00

     Pro forma net tangible book value per share after the offering...$.00

     Dilution in net tangible book value to new investors.............$.10
                                                                      ====

     The following table summarizes as of the date of this prospectus, the difference (based on the offering price of $.10 per share and assuming all of the 500,000 shares offered by Esesis are sold) between the existing shareholders and the new shareholders with respect to the number of shares of common stock purchased, the total consideration paid, and the average price per share paid:

                              Shares Purchased    Total Consideration  Average Price
                             Number      Percent          Amount         Per Share     Percent
                             ------      -------          ------         ---------     -------

Existing  Shareholders(1)  20,200,000     97.6%          $20,200           $.001         28.8%

New Investors                 500,000      2.4%          $50,000           $ .10         71.2%
                           ----------    -----           -------                        -----
Total                      20,700,000    100.0%          $70,200                        100.0%
                           ==========    =====           =======                        =====
-------------------------

(1) The total consideration paid by existing shareholders of $20,200 is based on cash paid by the shareholders for units (consisting of common stock and warrants/options) pursuant to our private placement in August 2002. The warrants/options expired by their terms on November 11, 2003 and were not extended by Esesis.

     The following table summarizes as of the date of this prospectus, the difference (based on the offering price of $.10 per share and assuming only 25,000 shares offered by Esesis are sold) between the existing shareholders and the new shareholders with respect to the number of shares of common stock purchased, the total consideration paid, and the average price per share paid:

                              Shares Purchased    Total Consideration  Average Price
                             Number      Percent          Amount         Per Share     Percent
                             ------      -------          ------         ---------     -------
Existing Shareholders(1)   20,200,000     99.88%          $20,200          $.001         88.99%

New Investors                  25,000       .12%          $ 2,500          $ .10         11.01%
                           ----------    ------           -------          -----        ------
Total                      20,225,000    100.00%          $22,700                       100.00%
                           ==========    ======           =======                       ======

-----------------------------

(1) The total consideration paid by existing shareholders of $20,200 is based on cash paid by the shareholders for units (consisting of common stock and warrants/options) pursuant to our private placement in August 2002. The warrants/options expired by their terms on November 11, 2003 and were not extended by Esesis.

                                 CAPITALIZATION

     The following table sets forth our capitalization as of December 31, 2004 on an actual basis. This section should be read in conjunction with the consolidated financial statements and related notes contained elsewhere in this prospectus.


                                                                     As of
                                                               December 31, 2004
                                                               -----------------
Capitalization:

    Long-term notes payable                                       $   110,700

    Aggregate Lines of Credit                                          49,196

    Stockholders' equity:

        Preferred stock, $.01 par value, 10,000,000 shares
            authorized, no shares issued and outstanding                    -

        Common stock, $.0001 par value, 900,000,000 shares
            authorized, 20,200,000 issued and outstanding               2,020

     Additional paid-in capital                                        18,180
     Accumulated (deficit)                                             (2,395)
                                                                  -----------
        Total shareholders' equity                                     17,850
                                                                  -----------
                           Total capitalization                   $   177,946
                                                                  ===========


                            MARKET FOR COMMON EQUITY
                         AND RELATED STOCKHOLDER MATTERS

No Public Market For Common Stock

     There is presently no public market for Esesis's common stock. The management of Esesis anticipates applying for trading in its common stock on the over-the-counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. However, Esesis can provide no assurances that its shares will be traded on the bulletin board, or, if traded, that a public market will materialize.

Holders of Esesis Common Stock

     As of the date of this prospectus, Esesis has sixteen (16) registered shareholders.

Rule 144 Shares

     In general, under Rule 144, as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year, is entitled to sell within any three month period a number of shares that does not exceed the greater of:

     One percent of the number of shares of Esesis common stock then outstanding which, in the case of Esesis, will equal approximately 202,000 shares as of the date of this prospectus; or

     The average weekly trading volume of Esesis's common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

     Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to availability of current public information about Esesis.

     Under Rule 144 (k) a person who is not one of Esesis' affiliates at any time during the three (3) months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two (2) years, is entitled to sell shares without complying with manner of sale, public information, volume limitation, or notice provisions of Rule 144.

         Upon the effective date of this prospectus, all of the Company's shares currently issued and outstanding will be eligible for resale pursuant and subject to the limitations, if any, of Rule 144.


                MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                       CONDITION AND RESULTS OF OPERATIONS

     The following discussion and analysis should be read together with the financial statements and related notes of Esesis included in this prospectus, beginning on page F-1. The discussion in this prospectus contains forward-looking statements that involve risks and uncertainties, such as statements of our plans, objectives, expectations and intentions. The cautionary statements made in this prospectus apply to all related forward-looking statements wherever they appear in this prospectus. Our actual results may differ materially from those anticipated in such forward-looking statements. Factors that may cause or contribute to differences include those discussed in "Risk Factors," as well as those discussed elsewhere in this prospectus.

Overview

     Esesis, Inc., ("we," "us," "our" or the "Company") was incorporated on July 5, 2002, as a Colorado corporation, which, through our wholly owned operating subsidiary, Esesis Environmental Corp., incorporated in Texas on July 10, 2002, provides environmental inspection and consulting services related to the abatement, remediation, and maintenance of asbestos, lead paint and toxic mold contamination. Our services are currently offered in Texas and Colorado through our subsidiary's offices in Waco, Texas and Centennial, Colorado. It is our goal to attempt to provide our services to both private sector clients and governmental entities. Approximately 35% of our revenues through December 31, 2004, have been derived from public entity accounts, with the balance derived from the private sector. We currently derive the majority of our revenues from inspection and consulting services, and are hired by building owners, property management firms, state and local governments, schools, insurance adjustors and individuals to identify asbestos, lead paint, or mold contamination or hazards. Our consulting services develop remediation plans for identified hazards and provide ongoing inspections to insure proper hazardous material handling during renovation projects. Esesis's principal executive offices are located at 7345 E. Peakview Ave., Centennial, Colorado 80111. Esesis Environmental's offices are located at 5601 Edmond Ave., Suite A, Waco, Texas 76710 and it also utilizes Esesis's executive offices in Centennial, Colorado from which it conducts its Colorado operations.

     The following information is intended to highlight developments in our operations, to present our results of operations, to identify key trends affecting our businesses and to identify other factors affecting our results of operations for the periods indicated.

Results of Operations

Comparison of Our Results of Operations for the Six Month Periods Ended December 31, 2004 and 2003

     We generated revenues of $295,437 during our six month period ended December 31, 2004, compared to revenues of $332,548 during our six month period ended December 31, 2003, a decrease of $37,112. This decrease is largely attributable to a decrease in our revenues incurred during the three month period ended September 30, 2004, which arose as a result of work which some of our clients deferred to the end of the calendar year, as well as certain changes in mandatory insurance coverage in the State of Texas.

     Relevant thereto, in January 2004, the Texas Department of Insurance adopted a policy allowing insurance companies to exclude mold as a covered item in property and casualty policies issued in Texas. This had a negative impact on our business, as policy holders were reluctant to pay to remedy this problem out of their own funds. This turned out to be a temporary setback for us as, on January 1, 2005, the State legislature in Texas adopted new laws in the State of Texas that regulate mold and air quality testing. Part of the new regulations require mold testing of public and commercial buildings that are being modified. While no assurances can be provided, we expect that this new regulatory requirement will result in additional business and corresponding increase in revenues and net income in the future due to the anticipated increase in available business from customers who are required to comply with these new regulations. We are addressing this matter as of the date of this Prospectus. See "Trends," below. Our revenues during the three month period ended December 31, 2004 were consistent with our revenues during the similar period in 2003.

     During our six month period ended December 31, 2004, our operating expenses were $289,137, compared to operating expenses of $305,356 during our six month period ended December 31, 2003, a decrease of $16,219. This decrease arose primarily from a decrease of $32,329 in our general and administrative expense and a decrease resulting from our retaining a new lab to handle our testing, which resulted in approximately $17,000 in savings during this period. In addition, we incurred sales and marketing expense of $1,377 during the six month period ended December 31, 2004, compared to $9,263 during the six month period ended December 31, 2003, a decrease of $7,886. We did not engage in extensive sales and marketing efforts during the six month period ended December 31, 2004, because we had sufficient contracts in place and management believed we did not have sufficient staff to handle any additional work during this period. However, during this six-month period, we experienced increased costs related to salaries, wages and related taxes, incurring $159,790 of such costs during the six months ended December 31, 2004, compared to $128,100 during the similar period in 2003, an increase of $31,690, as well as an increase of approximately $9,000 in professional fees. During this six-month period we hired additional employees in place of independent contractors, in expectation of our obtaining additional business in the future. We intend to expand our staff further when we become confident of our ability to attract additional business on an ongoing basis, provided that we can identify qualified prospective employees. Part of our increases salaries related to training our new employees during this period. As a result of this training, we did not utilize our new employees exclusively, but continued to temporarily rely on contract labor. Our contract labor costs remained relatively constant during this period.

     We believe revenues were lower than management's expectations during the six month period ended December 31, 2004, largely attributable to the fact that some of our clients deferred their business into our third fiscal quarter. As of December 31, 2004, we had approximately $30,000 of existing backlog.

     As a result of the above circumstances, we generated net income of $2,945 during the six month period ended December 31, 2004, (less than $.01 per share), compared to net income of $21,688 during the similar period in 2003 (less than $.01 per share).

Comparison of Our Results of Operations for the Three Month Periods Ended December 31, 2004 and 2003

     We generated revenues of $146,244 during the three month period ended December 31, 2004, compared to revenues of $145,556 during the three month period ended December 31, 2003, an increase of $688. This is consistent with management's belief that our revenues will remain relatively consistent unless and until we increase our staff and sales and marketing activity. We further believe that, as a result of certain changes in mandatory insurance coverage in the State of Texas described above in the comparison of our results of operations for the six-month period ended December 31, 2004 compared to December 31, 2003, and below under "Trends," we have an opportunity to increase revenues in the future. However, no assurances can be provided that we will be able to increase our staff with qualified employees, or that we will be able to take advantage of this opportunity. This change had an impact on our revenues beginning with the change in the law, which occurred effective July 1, 2004. We are addressing these issues as of the date of this Prospectus.

     During the three month period ended December 31, 2004, our operating expenses were $151,170, compared to operating expenses of $141,073 during the three month period ended December 31, 2003, an increase of $10,097. This increase arose primarily from increased salaries, wages and related taxes, which rose to $88,697 during the three month period ended December 31, 2004, compared to $57,624 during the three month period ended December 31, 2003, an increase of $31,073, due to the fact that we hired additional employees in expectation of replacing independent contractors, as we hope and expect to obtain additional business in the future. However, our general and administrative expense decreased from $56,855 in the three month period ended December 31, 2003, to $33,764 during the three month period ended December 31, 2004, a decrease of $23,091. This decrease was as a result of start up costs incurred during the relevant period in 2003 in the approximate amount of $10,000, which included travel related costs, office supplies and phone charges. In addition, we incurred approximately $8,000 in employee cell phone usage during the three month period ended December 31, 2003. We subsequently put into place internal procedures to limit this usage. Because we spent time during this period training our new employees, our contract labor costs increased $5,516 during the three month period ended December 31, 2004, compared to 2003. Our lab fees also increased nominally in the three months ended December 31, 2004, increasing from $11,992 in the three month period ended December 31, 2003, to $13,305 during the comparable period in 2004. Professional fees decreased approximately $5,000 during the three month period ended December 31, 2004, compared to the similar period in 2003.

     We also incurred interest expense of $2,453 in the three month period ended December 31, 2004, compared to interest expense of $1,334 during the three month period ended December 31, 2003, as a result of higher outstanding balances on our lines of credit.

     As a result of the above circumstances, we incurred a net loss of $7,379 during the three month period ended December 31, 2004, (less than $.01 per share), compared to net income of $3,149 during the similar period in 2003 (less than $.01 per share).

Comparison of our Results of Operations for the Fiscal Years Ended June 30, 2004 and 2003

     We generated revenues of $615,206 during our fiscal year ended June 30, 2004, compared to revenues of $459,819 during our fiscal year ended June 30, 2003, an increase of $155,387. This increase is attributable, in part, to the fact that we were engaged in start up activities during the initial six months of our fiscal 2003 and did not begin generating any revenues during that period of time. Revenues during these periods met our initial targeted revenues from operations at this early stage of our development and were primarily the result of the market developing along the lines anticipated in our business model.

     During our fiscal year ended June 30, 2004, our operating expenses were $631,914, compared to operating expenses of $441,593 during our fiscal year ended June 30, 2003, an increase of $190,321. This increase arose as a result of our only engaging in full operations beginning in the last six months of 2003, compared to full operations for the entire fiscal year ended June 30, 2004. Salaries, wages and related taxes increased from $176,957 in 2003, to $263,423 during the fiscal year ended June 30, 2004, an increase of $86,466, which we attribute to a full year of operations. General and administrative expense increased from $191,613 during our fiscal year ended June 30, 2003, to $236,967 in our fiscal year ended June 30, 2004, an increase of $45,354, which was due, in part, to a full year of operations in 2004. In addition, we incurred approximately $17,000 in additional travel related costs during 2004 as a result of numerous trips made by management from Colorado to Texas for purposes of marketing and business administration. We also incurred approximately $13,000 in additional phone costs, due to employee abuse of cell phone privileges. We have subsequently corrected this situation.

     Additional significant expenses during our fiscal year ended June 30, 2004 included $85,868 in laboratory expenses, which we paid to outside labs that tested various samples we had obtained from clients, compared to $39,348 incurred for this expense during the comparable period in 2003, an increase of $46,520. We believe this increase was also attributable to the fact that we commenced business operations in December 2003 and the 2003 figures reflect only approximately seven months of operations. In May 2004, we concluded that these lab expenses were excessive and, in response, we conducted interviews with other available labs. As a result, we now have a working relationship with a new, more cost effective lab to handle our testing. We estimate that we are saving approximately $4,000 quarterly as a result of this change. During our fiscal year ended June 30, 2004, we also incurred contract labor costs of $40,000, compared to $25,604 during our fiscal year ended June 30, 2003, an increase of $14,396. We attribute all of these additional costs to our engaging in a full year of operations, compared to approximately seven months during 2003.

     We spent the nominal sums of $5,656 and $8,071 on sales and marketing during 2004 and 2003, respectively. Our reduced sales and marketing effort was the direct result of management's decision to focus on existing customer relationships. We also felt we had sufficient business to keep our staff busy during this time and we were concentrating on paying our bills rather than expanding our business.

     We incurred interest expense of $5,711 for the year ended June 30, 2004, compared to $1,147 during the period July 5, 2002 (inception) through June 30, 2003. The increase is attributable to interest charged by lenders on draws from our lines of credit during the 2004 fiscal year. There were no such draws on lines of credit during the 2003 fiscal period.

     At June 30, 2004, we had net operating loss carryforwards for federal income tax purposes of $91,177, that expire through 2024. The deferred income tax liability of $2,624 at June 30, 2003 was reversed during 2004. Deferred income tax assets and liabilities are the result of application of net operating losses and the use of accelerated depreciation methods for income tax purposes.

     During 2004, we experienced the loss of certain asbestos remediation projects that were either postponed or canceled by customers during this period. We were not advised as to the reasons for such action and have no reason to believe it had anything to do with us. We do not believe that this loss had a significant long-term impact on our operations. In July and August 2004, over half of those clients who postponed their projects advised us they wished for us to proceed. As of June 30, 2004, we had approximately $40,000 of existing backlog, which projects were subsequently completed as of the date of this prospectus.

     As a result of the above circumstances, we incurred a loss $19,795 during the fiscal year ended June 30, 2004, (less than $.01 per share), compared to our generating net income of $14,455 during our fiscal year ended June 30, 2003 (less than $.01 per share).

Liquidity and Capital Resources

     At March 31, 2005, we had $98,700 in cash.

     At December 31, 2004, we had accounts receivable in the amount of $73,111, compared to $147,580 at December 31, 2003. We believe that the discrepancy between the two periods is as a result of increased sales during the relevant period in 2003 and accelerated collection efforts during the relevant period in 2004. While no assurances can be provided, we expect that the amount of our accounts receivable will vary from period to period, depending upon the number and size of the projects we take on during the relevant time period.

     We believe that we have achieved a major milestone of generating revenues and corresponding profits from our operations and it is our goal to increase revenues within the next twelve months through increased marketing efforts, with the expectation that the same will result in new customers for our environmental inspection and consulting services. We anticipate that the funding for these marketing efforts will be provided through revenue currently being generated from our operations and supplemented when necessary from our available lines of credit. We further believe that our future capital requirements will be met by our generating continued profits from our operations, which depend on the market acceptance of our services and our ability to successfully market our services through our in-house sales efforts. However, our ability to finance our operations in this manner, including our costs of operations and funding new promotion activities, may be dependent upon factors that are not within our control, including regulatory changes, changes in technology, and increased competition. Due to the uncertainty of these factors, actual revenue and costs may vary from expected amounts, possibly to a material degree, and such variations could affect our future funding requirements. Additional financing may be required in response to changing conditions within the industry or unanticipated competitive pressures. We have no arrangement with any party to provide us with additional debt or equity capital should the need arise in the future and we can make no assurances that we would be successful in raising additional capital, if needed, on favorable terms or at all. In addition, the growth of our business may require additional capital expenditures, working capital and debt service. As of the date of this prospectus, we do not intend to raise any additional funds or to expand our operations beyond our current Colorado and Texas markets. We will continue to focus on increasing revenues from our continued marketing efforts and maintaining low general and administrative overhead.

     It is not anticipated that we will make any significant capital expenditures in the next twelve (12) months to acquire equipment or other fixed assets. Our President and Treasurer, Mark Hogan, and Secretary, Gary Griffin, do not receive any compensation for their services.

     We estimate our cash requirements for the next twelve (12) months will be approximately $100,000. This includes $20,000 for environmental inspection licensing and employee training and the balance for working capital. We expect that these expenses will be derived from our income from operations, our unused existing lines of credit and the proceeds from this offering. We have previously paid the expenses related to this offering through cash flow from our current operations and expect to be able to pay any future expenses of this offering from such cash flow as well. If revenues slow (which is not expected), we believe that a portion of our corresponding expenses will also decrease, as we expect to continue to decrease contractor expenses by doing a better job of matching resources of the project with available staff. However, if revenues do decrease, our net income will also be expected to decrease correspondingly, unless we are able to continue to cut costs. However, while no assurances can be provided, we do not expect our revenues to decrease.

     We have also established two revolving lines of credit, a $100,000 line with Insurenational, A.V.V., a Dublin, Ireland based reinsurance company, which is also one of our minority shareholders and a $25,000 line of credit with First American State Bank in Denver. The $100,000 line of credit, which is unsecured, bears interest at prime plus 3% and renews annually on July 1st at the lender's option. As of December 31, 2004, we had approximately $75,700 from this line available to us. We expect to utilize $15,000 from the proceeds of this offering to repay a portion of this debt. Thereafter, we expect to repay balances due under this line of credit out of profits from our operations. However, there can be no assurances that we will generate sufficient profits to repay this obligation. We currently do not have another plan for repayment of this debt. The $25,000 line of credit is secured by substantially all of our assets, bears interest at prime plus 3% and matures December 4, 2005. At March 31, 2005, the interest rate on this line of credit was 6.5%. As of December 31, 2004, we had borrowed this entire line of credit. Subsequently, as of the date of this prospectus we have repaid all balances owed under this line of credit. These funds were used to fund our general working capital needs, including office equipment and supplies, salaries and rent.

     In addition, we are obligated to pay the principal sum of $110,700 to Charles Thorn, a current employee, pursuant to four (4) separate demand promissory notes. These notes were issued in exchange for our purchase of certain laboratory equipment and property. The notes are unsecured and bear interest at three percent (3%) per annum, with interest payable quarterly and the remaining principal and interest due beginning in January through May 2006. As of the date of this prospectus, we are current on all of our interest payment obligations on these notes.

Trends

     As we approach the next six month period, we believe the most significant variable affecting our ability to generate revenues and achieve profitability will be the market acceptance of our services and our ability to market our services effectively to new clients and increase our marketing efforts. In this regard, we are continuing to identify and hire qualified individuals on an as needed basis. We are also trying to minimize turnover of our current employees during this period of initial operations.

     With the expectation that the governmental entities on the Federal and State levels will continue to require higher degrees of regulation compliance in managing the risks associated with hazardous materials such as asbestos, molds and lead based paint, our industry should continue to experience expansion in demand for our services. As discussed above in our discussion of our results of operations for the six month period ended December 31, 2004, on January 1, 2005, new laws in the State of Texas took effect, which regulates mold and air quality testing, including the requirement for mold testing of public and commercial buildings that are being modified. The new law also requires licensing of mold inspectors and consultants. In order to take advantage of this opportunity, we currently have 3 licensed consultants and 4 other employees in the process of obtaining licenses, in order to allow us to meet the anticipated increased demand for testing arising out of these new regulations.

     The environmental inspection and consulting industry is highly competitive and includes both small firms and large diversified firms that have the financial, technical and marketing capabilities to compete on a national level. The industry is not dominated by any one firm. We are competing on the basis of competitive pricing, as well as developing a reputation for quality and safety. We also plan to continue to target clients in rural areas where we believe our competition is not positioned to give local service. From our cash flow, we intend to institute a marketing program that will target governmental units that are not easily serviced by companies who office in the major metropolitan areas. This will include direct mailings, telephone solicitation and sales calls by our staff.

Inflation

     Although our operations are influenced by general economic conditions, we do not believe that inflation had a material effect on our results of operations during our six month period ended December 31, 2004.


                                    BUSINESS

Background

     Esesis, Inc., incorporated on July 5, 2002, is a Colorado corporation, which, through our wholly owned operating subsidiary, Esesis Environmental Corp. ("EEC"), provides environmental inspection and consulting services related to the abatement, remediation, and maintenance of asbestos, lead paint, and toxic mold contamination. EEC was incorporated in Texas on July 10, 2002 and began environmental inspection and consulting operations in November of 2002. Our services are offered in Texas and Colorado through our subsidiary's offices in Waco, Texas and Centennial, Colorado. As we focus on our operations in Texas and Colorado and pursuant to a board of director resolution, we will not seek any business combination, merger, consolidation or other form of reorganization with another entity for at least twelve (12) months from the effective date of this registration statement.

     We provide our services to both private sector clients and governmental entities and derive our revenues from inspection and consulting services. Approximately 35% of our revenues through December 31, 2004, have been derived from public entity accounts, with the balance derived from the private sector. We are hired by building owners, property management firms, insurance adjustors and individuals to identify asbestos, lead paint, or mold contamination or hazards. Our consulting services develop remediation plans for identified hazards and provide ongoing inspections to insure proper hazardous material handling during renovation projects.

     Our principal executive offices are located at 7345 E. Peakview Ave., Centennial, Colorado 80111, which is used for administrative purposes as well as the operating office for EEC's initial Colorado operations. EEC also maintains an office located at 5601 Edmond Ave., Suite A, Waco, Texas 76710 through which it conducts its Texas inspection and consulting activities.

Market Overview and Our Services

Asbestos Consulting

     The asbestos consulting industry developed due to increased public awareness in the early 1970's of the health risks associated with asbestos, which was extensively used in building construction. Asbestos, which is a fibrous mineral found in rock formations throughout the world, was used extensively in a wide variety of construction-related products as a fire retardant and insulating material in residential, commercial and industrial properties. During the period from approximately 1910 to 1978, asbestos was commonly used as a construction material in structural steel fireproofing, as thermal insulation on pipes and mechanical equipment and as an acoustical insulation material. Asbestos was also used as a component in a variety of building materials (such as plaster, drywall, mortar and building block) and in caulking, tile adhesives, paint, roofing felts, floor tile and other surfacing materials.

     In the early 1970's, it became publicly recognized that inhalation or ingestion of asbestos fibers was a direct cause of certain diseases, including asbestosis (a debilitating pulmonary disease), lung cancer, mesothelioma (a cancer of the abdominal and lung lining) and other diseases. In particular, friable asbestos-containing materials ("ACM") were designated as a potential health hazard because these materials can produce microscopic fibers and become airborne when disturbed.

     The Environmental Protection Agency (the "EPA") first banned the use of asbestos as a construction material in 1978 and the federal government subsequently banned the use of asbestos in other building materials as well. Most structures built before 1978 contain ACM in some form. Undated information posted on the EPA's website states that the EPA estimates that there are asbestos containing materials in most of the nation's approximately 107,000 primary and secondary schools and 733,000 public and commercial buildings.

     The asbestos consulting industry grew rapidly in the 1980's due to increasing public awareness and concern over health hazards associated with ACM, legislative action mandating safety standards and requiring abatement in certain circumstances, and economic pressures on building owners seeking to satisfy the requirements of financial institutions, insurers and tenants. During the last ten years the industry has remained stable with revenues tracking the general economic cycle.

     Esesis hopes to maintain expertise in all types of asbestos consulting including removal and disposal, enclosure and encapsulation. Our asbestos inspection and consulting work is completed in accordance with EPA, OSHA, state and local regulations governing asbestos abatement operations, disposal and air monitoring requirements. To date, our revenue has come from performing asbestos inspections and consulting for buildings being renovated. Specifically, the state of Texas requires a Texas Department of Health licensed asbestos inspector to conduct an asbestos inspection prior to a building permit being issued for any renovation or demolition of any facility that is not a residence less than a four-plex. Contractors, building owners and property management firms are levied significant fines for non-compliance for asbestos. For example, the fine for conducting renovation or demolition activities without an asbestos inspection is $10,000. Furthermore, our research indicates that asbestos inspections consistently discover asbestos present in buildings built prior to the mid 1980's, which may create an additional income stream for Esesis because the Texas Department of Health requires project design and specifications be detailed in a project plan prior to renovation work being started, and project management and air monitoring during the renovation project. Esesis provides these services to our clients as well.

Lead

     During the 1990's an increasing awareness of the dangers associated with lead developed. While lead poisoning takes many forms, the most serious and troubling in the United States is the danger posed to children and infants from the ingestion of lead, primarily in the form of paint chips containing lead. Ingestion of lead has been proven to reduce mental capacities and is especially detrimental to children in the early stages of development.

     The low income and public housing markets, and the public school markets, due to the age of the structures, contain a significant amount of lead paint that is flaking and peeling. In response to this problem many municipal and state governments have developed programs to remediate the structures. For example, the Department of Housing and Urban Development ("HUD") has designated residences (single or multifamily) constructed prior to 1978 as "Target Housing," which must have a lead paint inspection and risk assessment of their properties in the near future.

     Esesis is capitalizing on the increasing awareness and regulations surrounding lead paint contamination on older buildings by providing the initial inspection requisite to properly identify lead paint. We own a SciTech Map4XRF, a piece of specialized equipment for lead testing which is capable of quickly and cost effectively testing for lead. We purchased by way of a note payable, the Map4XRF for $28,500 from Charles Thorn, an employee of our Waco office. The Map4XRF is manufactured by SciTech and enables us to conduct lead based paint inspections on-site without having to collect bulk samples and forward them to testing laboratories for analysis. Furthermore, this equipment alleviates the need to damage walls to take samples and eliminates the cost of repairing such damage. This equipment also allows for the collection of samples in the amounts specified by HUD.

Indoor Air Quality / Microbial Remediation

     Health professionals have been aware of the deleterious effects of certain types of molds for decades but the issue has gained increased public awareness in recent years. Esesis's current focus is on toxic mold inspection in both commercial and residential structures. Our services include the identification and development of remediation plans, detailing methods and performing microbial (mold, fungus, etc.) abatement in commercial, residential, educational, medical and industrial facilities.

     We believe that the increase in awareness and concern over toxic mold because of the health implications of toxic mold contaminations in buildings will drive rapidly increasing demand for mold and air quality testing services. With the current state of the indoor air quality industry, it is likely that this field will be litigation driven, similar to asbestos in prior years, as building owners may be exposed to liability if they ignore indoor air concerns. Furthermore, this is an important area of interest to Esesis, as contractors on mold remediation projects on buildings built prior to 1980 must assume items such as wall textures, thermal system insulation and floor tile with related mastics contain asbestos unless inspection is conducted to refute this assumption. Esesis believes it can garner asbestos testing service revenue through relationships with mold and asbestos remediation contractors. To conduct a mold inspection in a public, commercial or industrial facility the inspector is required to have appropriate asbestos inspector training and/or licensing.

Target Market

     Esesis is focusing on Texas as a growing market for its services because Texas has been one of the most aggressive states in terms of requiring asbestos and lead inspections prior to renovation projects. In addition, we have recently begun conducting inspection and consulting operations in Colorado, through our office in Centennial, Colorado. While Colorado has not been as aggressive as Texas in terms of requiring asbestos and lead inspections prior to renovation projects, we felt Colorado provides an additional market we could serve with minimal additional costs because our corporate headquarters are already located in that state.

     We believe market demand for our services is directly correlated to the level of renovations occurring on older buildings in the geographic region we serve. In Texas, all renovations and demolitions of public, commercial and industrial facilities require an asbestos inspection prior to any manipulation of building materials. Most other states have similar requirements. While the economy in general has exhibited poor performance, real estate and construction markets have shown resilience with the aid of record low interest rates and stable real estate values. We believe that these factors, coupled with the regulatory environment for environmental issues, will contribute to renovation levels that will drive demand for Esesis's services for the foreseeable future.

     We work with and market to asbestos, lead paint and mold remediation firms, real estate firms, property management firms, architects, building owners, schools and governments. Since inception, no customer has accounted for over ten percent (10%) of our revenue, and as a result, we do not believe that the loss of any one of our current contracts should not have a significant impact on our operations.

     As of the date of this Prospectus, approximately 85% of our revenue has been derived related to the abatement, remediation, and maintenance of asbestos, 10% derived from the abatement, remediation, and maintenance of toxic mold contamination and 5% to the abatement, remediation, and maintenance of lead.

Operations

     We provide services on a project-by-project basis. Each project is competitively bid and individually negotiated with the owner of the building or the project manager. The majority of our contracts are on a fixed price basis and the length of the contracts are typically one to five days; however, larger projects often require thirty to sixty days or longer to complete.

     We closely monitor projects by assigning responsibility for each contract to a project manager and/or air-monitoring technician, who coordinates the project until its completion. All personnel conducting asbestos or lead related activities are appropriately trained and licensed. The contracted work is performed by a qualified labor force in accordance with regulatory requirements and contract specifications, which describe worker safety and protection procedures, air monitoring protocols and abatement methods.

     As described elsewhere, our operations are currently limited to Texas and Colorado. Regional marketing and project operations are performed by members of senior management. Since we are able to perform work throughout the year, the business is not considered seasonal in nature. However, it is affected by the timing of contracts.

     Operations are managed with a focus on keeping staffing levels at a minimum while providing quality service. To accomplish this, we cross train personnel to be qualified and appropriately licensed in asbestos inspection, asbestos project management, asbestos air monitoring, lead paint inspection and air quality inspection. This cross training allows us to keep our operations and scheduling flexible, and to use personnel in areas of strength. Furthermore, overhead expenses are limited because we do not require a high visibility or walk-in business location and office space can be located in less expensive industrial office parks.

Licenses

     Esesis Environmental is licensed and/or certified in both Texas and Colorado to conduct inspection and consulting services in those states. In addition, certain management and staff members are licensed and/or certified by various governmental agencies and professional organizations in both Texas and Colorado. The following table sets forth the various licenses currently held by Esesis Environmental and/or its employees:

                                      Company/                 Annual    Initial   Juris-
Service           License            Individual    Status       Cost       Cost   diction
--------  -------------------------  ----------  ----------  ----------  -------  -------
Asbestos  Texas Department of         Company      Active        $200      $200     Texas
          Health Asbestos
          Consultant Agency

Asbestos  Texas Department of        Individual  1 licensed     $1,000    $3,150    Texas
          Health Individual                       employee
          Asbestos Consultant

Asbestos  Texas Department of         Company      Active       $1,900    $1,900    Texas
          Health Asbestos
          Laboratory

Asbestos  Texas/Colorado Department  Individual  7 licensed  $270(Texas)   $475     Texas
          of Health                               employees     /$175                And
          Asbestos Inspector                      (Texas)/3   (Colorado)           Colorado
                                                  licensed
                                                  employees
                                                 (Colorado)

Asbestos  Texas/Colorado Department  Individual  5 licensed  $440(Texas)   $675     Texas
          of Health                               employees     /$175                And
          Asbestos Project                         (Texas)/   (Colorado)           Colorado
          Manager                                2 licensed
                                                 employees
                                                 (Colorado)

Asbestos  Texas Department of        Individual  5 licensed      $260     $1,225    Texas
          Health Asbestos Air                     employees
          Monitoring Technician
  Lead    Texas Department of        Individual  1 licensed      $200      $475     Texas
          Health Lead Inspector                   employee
          License

                                       24

                                      Company/                 Annual    Initial   Juris-
Service           License            Individual    Status       Cost       Cost   diction
--------  -------------------------  ----------  ----------  ----------  -------  -------
  Lead    Texas Department of        Individual  1 licensed      $300      $275     Texas
          Health Lead Risk                        employee
          Assessor License

  Mold    Texas Department of         Company    1 licensed      $500      $500     Texas
          Health Lead Risk                        employee
          Assessor License

  Mold    Consultant                 Individual  3 licensed      $300      $300     Texas
                                                 employees

Insurance

     Esesis Environmental maintains insurance coverage for general liability, professional and pollution liability, automobile liability and microbial contaminant consulting liability through American Safety Casualty Insurance. The policy, which provides a $1,000,000 limit per claim and in the aggregate, insures against both property damage and bodily injury arising from the contracting activities of our subsidiary. The policy is written on an "occurrence" basis, which provides coverage for insured risks that occur during the policy period, irrespective of when a claim is made. Esesis is named as an additional insured on the policy. In addition, Esesis Environmental maintains work compensation and employer liability insurance coverage through Texas Mutual Insurance Co.

Competitive Conditions

     The environmental inspection and consulting industry is highly competitive and includes both small firms and large diversified firms that have the financial, technical and marketing capabilities to compete on a national level. The industry is not dominated by any one firm. Our business plan provides for us to target clients in rural areas where we deem competition as not as great. We are aware of only two (2) competitors within 75 miles of our Waco, Texas office. Of the approximately 250 competitors based in the State of Texas, approximately 85% are located in the Dallas-Ft. Worth, Houston and San Antonio metropolitan areas. We believe that it is not cost effective for those metropolitan based competitors to offer their services in most of the rural areas where we concentrate our marketing and sales operations. We compete on the basis of competitive pricing, a reputation for quality and safety and the ability to obtain the appropriate level of insurance. However, we are and will continue to be an insignificant participant in the environmental inspection and consulting industry. A large number of established and well-financed entities are active in our industry. Nearly all such entities have significantly greater financial resources, technical expertise and managerial capabilities than ours and, consequently, we are and will continue to be at a competitive disadvantage in the foreseeable future.

Government Regulations

     Numerous regulations at the federal, state and local levels impact the environmental industry, including the EPA's Clean Air Act and Occupational Safety and Health Administration ("OSHA") requirements. As outlined below, these agencies have mandated procedures for monitoring and handling asbestos and lead containing material during abatement projects and the transportation and disposal of ACM and lead following removal.

     Current EPA regulations establish procedures for controlling the emission of asbestos fibers into the environment during removal, transportation or disposal of ACM. The EPA also has notification requirements before removal operations can begin. Many state authorities and local jurisdictions have implemented similar programs governing removal, handling and disposal of ACM.

     The health and safety of personnel involved in the removal of asbestos and lead are protected by OSHA regulations which specify allowable airborne exposure standards for asbestos workers and allowable blood levels for lead workers, engineering controls, work area practices, supervision, training, medical surveillance and decontamination practices for worker protection.

     We believe that our operations are conducted in compliance with all of the federal, state and local statutes and regulations that affect our inspection and consulting operations. The primary costs to Esesis for complying with environmental laws and regulations relate to insurance premiums for adequate environmental coverage and the costs involved in obtaining the required licenses for the conduct of our business. The premiums paid on environmental insurance coverage are approximately 2% of our gross revenues on an annualized basis. Licensing costs are more fully set forth in the table above under "Licenses."

Employees

     As of the date of this Prospectus, EEC employed fifteen (15) people consisting of senior management and staff at its offices in Waco, Texas and Centennial, Colorado. Ten (10) are employed in our Texas office (7 full-time and 3 part-time) and five (5) are employed in our Colorado office (all part-time). The employees include accounting, administrative, sales and clerical personnel as well as project managers and field supervisors. EEC also uses contractors for field operations based upon specific projects. Independent contractors who provide services may be represented by a number of different unions. Esesis does not have any employees and our President, Mark Hogan, and Secretary, Gary Griffin, do not receive any compensation for their services. Mr. Hogan also serves as the President and Treasurer of EEC and Gary Griffin serves as Secretary. Mr. Hogan and Mr. Griffin are also the only directors of EEC. We consider our employee labor relations to be good.

     Neither Mr. Hogan nor Mr. Griffin had any prior business experience in environmental inspection and consulting industry prior to our being founded in 2002. While gaining industry experience, Mr. Hogan and Mr. Griffin rely primarily on the industry experience of Charles Thorn, a key employee of EEC, who has been working in the industry since 1988 as an independent consultant. Mr. Thorn is the brother-in-law of Mr. Griffin and is employed pursuant to an employment agreement. No other agreement or arrangement exists between Mr. Thorn and us.

Property

     Our headquarters are located at 7345 E. Peakview Avenue, Centennial, Colorado 80111. This space consists of approximately 800 square feet of office space. We use the office space pursuant to a verbal agreement with Secured Structures Settlement Corp., where we pay $200 a month in rent on a month-to-month basis. Secured Structures Settlement Corp. is owned by Marshall Griffin and Terry Whiteside, both beneficial owners of our common stock. We believe our lease is on terms competitive with similar offices in the area. Esesis Environmental maintains its executive offices at 5601 Edmond Avenue, Suite A, Waco, Texas 76710. Esesis Environmental leases approximately 800 square feet of office space from an unaffiliated party pursuant to a verbal agreement for $300 per month, on a month-to-month basis. As disclosed elsewhere, Esesis Environmental also uses our Colorado offices for the conduct of its Colorado operations.

                                   MANAGEMENT

Executive Officers, Directors and Key Personnel

     The following table sets forth information regarding our executive officers and directors as well as other key employees:

     Name                  Age       Position
     ----                  ---       --------

     Mark E. Hogan          64       President, Treasurer and a Director

     Gary Griffin           64       Secretary, Manager of Esesis Environmental
                                     and a Director

     Robert D. Wunder       57       Director

     Charles Thorn          67       Key Employee of Esesis Environmental

     Our articles of incorporation and bylaws provide that the number of members of our board of directors shall be not less than one (1) and not more than nine
(9) members. Our current number of directors is three (3). Directors are elected by the shareholders at the annual meeting and serve until their successors are duly elected and qualified. Directors are elected for a term of one (1) year. All of the officers of Esesis serve at the discretion of our board of directors.

     The following is a biographical summary of the business experience of our directors, executive officers and key employee:

     Mark Hogan has served as President, Treasurer and a director of Esesis since July 2002. He is responsible for strategic planning and administrative operations. Mr. Hogan was Executive Vice President and a Director of Byerly & Company, an employee benefit consulting firm from 1977 to 1997. His duties included the direction of administrative operations, strategic planning and consulting. From 1997 to 2002, Mr. Hogan was an area Vice President of Gallagher Byerly, Inc., an employee benefit consulting firm and the successor firm to Byerly & Company. His primary role was project management and strategic planning. In addition, he maintained select clients for employee benefit consulting. Mr. Hogan retired from Gallagher Byerly in 2002, however he is periodically retained by the company to conduct operational audits with the company's branch offices around the United States. He maintains the designation of a Certified Employee Benefit Specialist ("CEBS"). Mr. Hogan is a Trustee and a member of the executive committee for Kids in Need of Dentistry, a non-profit organization providing free dental care to children of financially disadvantaged families. He devotes approximately ten (10) hours per week to Esesis.

     Gary Griffin has served as Secretary, the manager of Esesis Environmental's Texas and Colorado operations, and a director since October 2003. He is also our founder and assisted us in our formation, organizing our business structure and developing our business plan. In his capacity as manager of Esesis Environmental, he is responsible for the day-to-day operations, including bidding and negotiating contracts. Since April 1988, Mr. Griffin has served as the President of Consultant Group, Inc., Englewood, Colorado, a corporation solely-owned by him, which provides advice on corporate restructuring to private and public corporations operating in the United States, the United Kingdom and

France. From January 1992 to November 1994, Mr. Griffin was the President of Beneficial Capital Financial Services, Inc., a financial consulting firm. He served as the Treasurer and Chairman of the Board of Directors of Resource Finance Group, Ltd. ("RFG"), a public Colorado corporation engaged in the business of providing operators of metal mines in selected developing countries with mining and processing equipment and training in exchange for a revenue interest in the mines, from August 1991 until RFG merged, in April 1993, with Onyx Systems, Ltd. He received a Bachelor of Business Administration from the University of Texas in 1964 and a Master's degree in business administration from North Texas State University in 1965. Mr. Griffin devotes approximately ten
(10) hours per week to Esesis.

     Robert Wunder has served as a director of Esesis since July 2002 and served as our Secretary from July 2002 to October 2003. From 1999 to 2002, Mr. Wunder was Vice President of Venture Vision Corp., a venture capital company located in Greenwood Village, Colorado. In this capacity, Mr. Wunder assisted in locating, evaluating and promoting mining properties located in Mexico, Zimbabwe and Chile. From 1996 to 1998, Mr. Wunder was the Sr. Vice President of Project Development for Echo Bay Mines Ltd., a gold mining company with headquarters in Greenwood Village, Colorado. At Echo, Mr. Wunder managed all requirements for project feasibility and construction. Mr. Wunder is also a partner in Spectrum Galleries Fine Art, a fine art gallery in Folsom, California that he established in 1998. Mr. Wunder received a B.S. in Engineering from the Colorado School of Mines in 1972 and an M.B.A. from the University of Utah in 1980. He devotes approximately two (2) hours per week to Esesis and is not active in the day-to-day operations of Esesis or Esesis Environmental.

Key Employee

     Charles Thorn served as manager of Esesis Environmental Corp. from October 2002 to October 2003 and is currently a key employee of Esesis Environmental. Mr. Thorn assists the manager of Esesis Environmental, Gary Griffin, in the day-to-day operations of Esesis Environmental, including the bidding and negotiation of contracts. Mr. Thorn has been working in the environmental consulting industry in Texas since 1988 as an independent contractor. From 1988 to 1990, he specialized in Asbestos Hazard Emergency Response Act ("AHERA") compliance for schools. Since 1990, he has gained experience in asbestos, lead paint and toxic mold testing and consulting. Mr. Thorn is licensed or certified by the Texas Department of Health as an Individual Asbestos Consultant, Asbestos Air Monitor, Asbestos Management Planner, Lead Risk Assessment, Asbestos Supervisor, Asbestos Contractor, Asbestos Project Designer and ASTM Site
Assessment. Mr. Thorn also has specific expertise in compliance with Texas Department of Health and Environmental Protection Agency regulations concerning asbestos in public buildings and AHERA compliance. Mr. Thorn works full-time for Esesis Environmental and devotes approximately forty-five (45) hours per week to the business.

Board Committees

     We do not currently have any committees of the board of directors.

Prior Blank Check Company Experience of Officers, Directors, and Principal Shareholders

     A "Blank Check" company is a "shell" company, whose sole purpose is to locate and consummate a merger or acquisition with a private entity company. It generally has no other business operations or material assets. Following is a description of the blank check business experience of our management and principal shareholders.

Officers and Directors

     Mark Hogan, our President and a director, and Robert Wunder, a director, do not have any blank check company experience. The blank check company experience of our other officer and director, and of our principal shareholders, is set forth below.

     Gary Griffin, our Secretary and a director, is the former president and director of Beneficial Capital Financial Services, Inc. (SEC File No. 000-23726). Mr. Griffin was the President and a director of Beneficial from 1992 to 1994. Beneficial filed a registration statement on Form 10-SB in 1994. On November 3, 1994, Beneficial merged with Golden Eagle International, Inc., and in connection with the merger, Mr. Griffin's wife, Terry Whiteside, sold her 346,666 shares of common stock of Beneficial for approximately $30,000. Ms. Whiteside's securities transactions are more fully set forth below. In connection with and as a condition of the merger agreement, Mr. Griffin resigned as President and director and personally received no consideration. Golden Eagle is current with its filings pursuant to the Securities Exchange Act of 1934 and currently trades on the OTCBB under the symbol MYNG.OB. As of January 14, 2004, the high and low sales price for the common stock was $0.22 and $0.20, respectively. In addition, as more fully set forth below under Terry Whiteside, Mr. Griffin may be deemed to be a former shareholder of International Capital Funding, Inc. (SEC File No. 000-23391) by virtue of his wife's former ownership of common stock in that company, although Mr. Griffin disclaimed such ownership.

Principal Shareholders

     Marshall Griffin, a former director and a current principal shareholder, was a former shareholder of International Capital Funding, Inc. (SEC File No. 000-23391). International Capital filed a registration statement on Form 10-SB in 1997. On August 27, 1999, International Capital merged with XML Global Technologies, Inc. As a shareholder, Mr. Griffin did not exercise any control or engage in any policy-making decisions in connection with the operations of International Capital or its merger with XML. Mr. Griffin owned 50,000 shares of common stock of International Capital, which he acquired for $500 and were subsequently increased to 500,000 shares of common stock in connection with a 10-for-1 forward stock split that was approved in connection with the merger. Subsequent to the merger, Mr. Griffin sold his shares of common stock for approximately $1,200. XML is current with its filings pursuant to the Securities Exchange Act of 1934 and currently trades on the OTCBB under the symbol XMLG.OB. As of January 14, 2004, the high and low sales price for the common stock was $0.185 and $0.015, respectively.

     Terry Whiteside, a principal shareholder and the wife of Gary Griffin, our secretary and president, was a former shareholder of Beneficial Capital
Financial Services, Inc. (SEC File No. 000-23726). As described above, Beneficial filed a registration statement on Form 10-SB in 1994. On November 3, 1994, Beneficial merged with Golden Eagle International, Inc. As a shareholder, Ms. Whiteside did not exercise any control or engage in any policy-making decisions in connection with the operations of Beneficial or its merger with Golden Eagle. However, her husband, Gary Griffin, was the President and a director of Beneficial. Ms. Whiteside owned 346,666 shares of common stock of Beneficial, which she acquired for approximately $15,000. Subsequent to the merger, Ms. Whiteside sold her shares of common stock for approximately $30,000. Golden Eagle is current with its filings pursuant to the Securities Exchange Act of 1934 and currently trades on the OTCBB under the symbol MYNG.OB. As of January 14, 2004, the high and low sales price for the common stock was $0.22 and $0.20, respectively. In addition, Ms. Whiteside is a former shareholder of International Capital Funding, Inc. (SEC File No. 000-23391). International Capital filed a registration statement on Form 10-SB in 1997. On August 27, 1999, International Capital merged with XML Global Technologies, Inc. As a shareholder, Ms. Whiteside did not exercise any control or engage in any policy-making decisions in connection with the operations of International Capital or its merger with XML. Ms. Whiteside owned 50,000 shares of common stock of International Capital, which she acquired for $500 and were subsequently increased to 500,000 shares of common stock in connection with a 10-for-1 forward stock split that was approved in connection with the merger. Subsequent to the merger, Ms. Whiteside sold her shares of common stock for approximately $2,000. XML is current with its filings pursuant to the Securities Exchange Act of 1934 and currently trades on the OTCBB under the symbol XMLG.OB. As of January 14, 2004, the high and low sales price for the common stock was $0.185 and $0.015, respectively.

Indemnification of Directors and Executive Officers and Limitation of Liability

     Our articles of incorporation provide for us to indemnify any director against any liability asserted against or incurred by such director in such capacity or arising out of the status as a director to the maximum extent permitted by law. We will pay for or reimburse the reasonable expenses (including attorney's fees) incurred by a director who is a party to a proceeding in advance of final disposition to the maximum extent permitted by law. We will indemnify and advance expenses to any officer, employee or agent who is not a director as may be authorized by the board of directors or when required by applicable law.

     At present, there is no pending or threatened litigation or proceeding involving any director or officer, employee or agent of ours where such indemnification will be required or permitted.

Family Relationships

     There is no family relationship between any director or executive officer of Esesis and any other director or executive officer of Esesis. However, a key employee of Esesis Environmental, Charles Thorn, is the brother-in-law of Gary Griffin, our Secretary and a director.


                             EXECUTIVE COMPENSATION

Compensation of Officers

     Mark Hogan, our President, does not currently receive any salary or other form of compensation from Esesis and devotes only part-time to our business. In addition, Gary Griffin, the manager of Esesis Environmental, does not receive any salary or other form of compensation from us and also devotes only part-time to our business. Esesis Environmental's key employee, Charles Thorn, receives a salary of $60,000 per year as disclosed below under "Employment Agreements." No employees of Esesis Environmental receive an annual salary and bonus that exceeds $100,000.

Compensation of Directors

     Our directors do not currently and have never received any compensation for serving as directors. However, we expect to adopt a plan of reasonable compensation for our directors. We intend to reimburse all of our non-employee directors for all direct expenses incurred by them in attending a board of director meeting and any committee meeting on which they serve.

Employment Agreements

     We currently do not have any employment agreements with any of our executive officers and to date, no executive officer has received any compensation from Esesis. However, Charles Thorn, a key employee of Esesis Environmental, has an employment agreement with Esesis Environmental. He receives a salary of $60,000 per year, plus a $700 per month car allowance and other benefits and bonuses to be determined by Esesis Environmental. The agreement is for an indefinite term and may be terminated by either party upon ninety (90) days notice.

Stock Options

     We have no stock option plan and no officers or directors have received any options to purchase our common stock as part of their executive compensation. However, certain officers and directors purchased shares of common stock and warrants/options to purchase common stock pursuant to a private placement in August 2002. The common stock and warrants/options were purchased on the same terms as offered to all other purchasers in the private placement. The warrants/options were exercisable until November 11, 2003 at an exercise price of $.25 per share. The warrants/options were not exercised and expired by their terms on November 11, 2003.


                             PRINCIPAL SHAREHOLDERS

Security Ownership of Certain Beneficial Owners

     The following table specifies the amount of our shares of $.0001 par value common stock that each beneficial owner of 5% or more of our common stock holds:


                                   Number of Shares         Percentage of Common
Name of Beneficial Owner         Beneficially Owned(1)        Stock Outstanding
------------------------         ---------------------        -----------------

Marshall Griffin(2)                   5,000,000                     24.75%
Terry Whiteside (3)                   2,000,000                      9.90%
------------

The footnotes for this table appear below the next table.

Security Ownership by Management

     The following table specifies the amount of our shares of $.0001 par value common stock that each executive officer and director holds:

                                   Number of Shares         Percentage of Common
Name of Beneficial Owner         Beneficially Owned(1)        Stock Outstanding

Mark Hogan (4)                           200,000                        *
Gary Griffin(5)                        2,000,000                     9.90%
Robert Wunder (6)                             --                       --
All officers and directors
  as a group (3 persons)               2,200,000                    10.89%

---------------
*        Less than 1%

(1) Includes shares of common stock not outstanding, but which are subject to warrants/options exercisable within 60 days of the date of the information set forth in this table, which are deemed to be outstanding for the purpose of computing the shares held and percentage of outstanding common stock with respect to the holder of such warrants/options. Such shares are not, however, deemed to be outstanding for the purpose of computing the percentage of any other person. There are no warrants/options currently outstanding.

(2) Mr. Griffin is the son of our founder, secretary and director, Gary Griffin. Mr. Griffin's address is 7345 Peakview Ave., Centennial, Colorado 80111.

(3) Mrs. Whiteside is the wife of our founder, secretary and director, Gary Griffin and as such, he may be deemed to be the beneficial owner of all shares owned by her. He disclaims such ownership. Mrs. Whiteside's address is 7345 Peakview Ave., Centennial, Colorado 80111.

(4)  Mr. Hogan's address is 7 East Skye Lane, Highlands Ranch, Colorado 80130.

(5) Gary Griffin may be deemed to be the beneficial owner of the 2,000,000 shares of common stock owned by his wife, Terry Whiteside. Mr. Griffin disclaims such ownership. Mr. Griffin's address is 7345 Peakview Ave., Centennial, Colorado 80111.

(6)  Mr. Wunder's address is 431 Thorn Apple Way, Castle Rock, Colorado 80108.

Changes in Control

     We are not aware of any arrangements which may result in a change in control of Esesis.


                              CERTAIN TRANSACTIONS

Conflicts Related to Other Business Activities

     Our officers and directors devote a substantial amount of their time to other business ventures and only devote a limited amount of time to our business. There may develop conflicts of interest in the future if our officers and directors cannot devote the necessary amount of time to our business as is required. At the present time, no such conflicts exist. Each of our directors and officers has a duty to act in good faith and in a manner he believes to be in our best interests.

Related Party Transactions

     We currently have the use of approximately 800 square feet of office space in Centennial, Colorado. This space is used as our corporate headquarters. We pay $200 per month for use of the space pursuant to a verbal agreement with the building owner, Secured Structures Settlement Corp. Marshall Griffin and Terry Whiteside, beneficial owners of our common stock, own Secured Structures Settlement Corp. We believe our lease is on terms competitive with similar offices in the area.

     We are a debtor on four (4) demand promissory notes payable to Charles Thorn, a current employee of EEC and the brother-in-law of Gary Griffin, originally totaling $113,200, of which $110,700 remained owed as of June 30, 2004 and December 31, 2004. The notes were issued in exchange for the purchase by us of certain property and equipment owned by Mr. Thorn and necessary to the conduct of our operations. Specifically, we purchased the following items for the purchase prices indicated:

          Equipment                                        Purchase Price
          ---------                                        --------------

          SciTech Map4XRF                                      $28,500

          Mobile trailer                                       $25,500

          Desk, chairs, testing supplies, file cabinets        $50,000

          4 Dell computers, 3 Dell laptops                     $ 9,200

     We negotiated the purchase prices on the above items with Mr. Thorn and issued promissory notes in the amounts indicated as consideration. However, we did not seek an independent appraisal on any of the items purchased and because Mr. Thorn and Mr. Griffin are brothers-in-law, the transactions with Mr. Thorn were not arms length in nature. Management and the board of directors believed the transactions were in our best interest because the purchased equipment was already set-up for the environmental inspection and consulting business and allowed us to begin immediate business operations. The only asset acquired by Mr. Thorn within two years prior to transfer to us was the mobile trailer which he acquired for $37,616 $37,615.80 and sold to us for $25,500.00 and was evidenced by a promissory note dated May 1, 2003. All the notes, which expire on various dates between January and May 2006, are unsecured, bear interest at 3% per annum and require interest only payments on a quarterly basis.


              DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
                         FOR SECURITIES ACT LIABILITIES

     The articles of incorporation of Esesis eliminate, subject to certain limited exceptions, the personal liability of a director to Esesis or our shareholders for monetary damage for any breach of duty as a director. There is no elimination of liability for (i) any breach of a duty of loyalty, (ii) an act or omission which includes intentional misconduct or knowing violation of law, or (iii) any transaction from which a director derives an improper personal benefit. In addition, if at any time the Colorado law is amended to authorize further elimination or limitation of the personal liability of a director, then the liability of each director shall be eliminated or limited to the fullest extent permitted by such provisions, as so amended, without further action by the shareholders, unless the provisions of the Colorado statute require such action.

     Insofar as indemnification for liability arising under the Securities Act may be permitted to officers and directors of Esesis pursuant to the foregoing provisions, Esesis has been told that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy and is therefore unenforceable.

                         SHARES ELIGIBLE FOR FUTURE SALE

     Upon completion of this offering, Esesis expects to have 20,700,000 shares of its common stock outstanding. The 500,000 shares of Esesis common stock purchased in this offering have been registered with the Securities and Exchange Commission (the "Commission") under the Securities Act, and may generally be resold without registration under the Securities Act unless they were acquired by directors, executive officers, or other affiliates of Esesis (collectively, "affiliates"). Affiliates of Esesis may generally only resell shares of the common stock publicly without registration under the Securities Act pursuant to the Commission's Rule 144.

     In general, under Rule 144 as currently in effect, an affiliate (as defined in Rule 144) of Esesis may sell shares of common stock within any three-month period in an amount limited to the greater of 1% of the outstanding shares of our common stock (207,000 shares immediately after the completion of this offering) or the average weekly trading volume in our common stock during the four (4) calendar weeks preceding such sale. Sales under Rule 144 are also subject to certain manner-of-sale provisions, notice requirements and the availability of current public information about Esesis.


                              PLAN OF DISTRIBUTION

     Esesis is bearing all costs related to the registration of its common shares. At the present time we have no agreement with any underwriter for any type of underwriting of the shares to be offered by Esesis. Instead, Esesis's officers and directors may, but will not be required to sell shares directly to investors or to market makers acting as principals, brokers or dealers, who may act as agent or acquire the common stock as a principal. Our officers and directors are not registered as brokers or dealers under the Exchange Act of 1934. Instead, they will derive the authority to sell our shares to the public under the exemption contained in Rule 3a4-1 of the Exchange Act. Our officers and directors qualify under this exemption because, as officers and directors of Esesis, they are defined as associated persons of the issuer. As associated persons of the issuer, they will not be deemed to be brokers solely by reason of their participation in the sale of the common shares for Esesis since they meet all the requirements contained in the rule. These requirements are (1) they are not subject to any statutory disqualification; (2) they will not be compensated in connection with their participation either through the payment of commissions or any other remuneration based directly on the sale of the common shares; (3) they are not associated persons of a broker or a dealer; and (4) they have intended primarily to perform at the end of the offering, substantial duties for Esesis; they have not been brokers or dealers or associated persons of a broker or dealer within the past 12 months and they do not participate in the selling of an offering of securities for any issuer more than once every 12 months (aside from certain other exceptions which are not pertinent to the sale of the common shares).

     Any broker or dealer participating in such transactions as agent, may receive a commission from Esesis in an amount not to exceed 10% of the purchase price. Further, such agents will be governed by the rules and regulations established under the Securities Act of 1933 and the Securities Exchange Act of 1934. Market makers, brokers, or dealers participating in our offering will be underwriters under the Securities Act of 1933 and we will file a post-effective amendment to this registration in the event an underwriter of the securities offered herein is established, identified or when our officers or directors sell to these persons.

                            DESCRIPTION OF SECURITIES

     Our authorized capital stock consists of 910,000,000 shares including 900,000,000 shares of common stock, $.0001 par value, and 10,000,0000 shares of preferred stock, $.01 par value.

Common Stock

     There are presently 20,200,000 issued and outstanding shares of common stock. Holders of the common stock do not have preemptive rights to purchase additional shares of common stock or other subscription rights. The common stock carries no conversion rights and is not subject to redemption or to any sinking fund provisions. All shares of common stock are entitled to share equally in dividends when declared by the board of directors and, upon liquidation or dissolution of Esesis, whether voluntary or involuntary, to share equally in the assets of Esesis available for distribution to shareholders. The board of directors is authorized to issue additional shares of common stock, not to exceed the amount authorized by our articles of incorporation, and to issue options and warrants for the purchase of such shares on such terms and conditions and for such consideration as the board may deem appropriate without further shareholder action. Each holder of common stock is entitled to one vote per share on all matters on which such shareholders are entitled to vote. Since the shares of common stock do not have cumulative voting rights, the holders of more than 50% of the shares voting for the election of directors can elect all directors if they choose to do so and, in such event, the holders of the remaining shares will not be able to elect any person to the board of directors. The above description concerning the common stock of Esesis does not purport to be complete. Reference is made to our articles of incorporation and bylaws, which are available for inspection at our principal executive offices, as well as to the applicable statutes of the State of Colorado for a more complete description concerning the rights and liabilities of shareholders under Colorado law.

Preferred Stock

     The board of directors of Esesis is empowered, without approval of our shareholders, to cause up to 10,000,000 shares of preferred stock to be issued in one or more series and to establish the number of shares to be included in each such series and their respective designations, preferences, limitations and relative rights, including voting rights. Because the board of directors has the power to establish the preferences and rights of each series, it may afford the holders of any series of preferred stock preferences, powers and rights, voting or otherwise, senior to the rights of holders of common stock. This includes, among other things, voting rights, conversion privileges, dividend rates, redemption rights, sinking fund provisions and liquidation rights which shall be superior to the common stock issued to purchasers in this offering. Future issuance of shares of preferred stock could have the effect of delaying or preventing a change in control of Esesis. No shares of preferred stock will be outstanding at the close of this offering. The board of directors has no current plans to issue any shares of preferred stock.

Transfer Agent

     We will initially act as our own transfer agent.

Reports to Shareholders

     We intend to furnish annual reports to shareholders which will include audited financial statements reported on by our certified public accountants. In addition, we may issue unaudited quarterly or other interim reports to shareholders as we deem appropriate. We will comply with the periodic reporting requirements imposed by the Securities Exchange Act of 1934.

                         CHANGE IN CERTIFYING ACCOUNTANT

     Effective September 30, 2004, Turner, Stone & Company, L.L.P. ("TSC"), our independent accountant during the period from our inception to October 20, 2004, was dismissed. Our Board of Directors authorized this action. TSC had audited our financial statements for the fiscal years ended June 30, 2003 and the nine month period ended March 31, 2004.

     In connection with the audit of our financial statements for the above periods, there were no disagreements with TSC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope of procedures, which disagreements, if not resolved to the satisfaction of TSC, would have caused them to make reference in connection with its reports to the subject matter of the disagreements.

     The audit report of TSC on our financial statements as of June 30, 2003 and 2002 and March 31, 2004, did not contain an adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles.

     We have requested that TSC furnish us with a letter addressed to the Commission stating whether it agrees with the above statements. A copy of such letter, dated September 30, 2004, has previously been filed as Exhibit 16.2 to our Form 8-K filed with the Securities and Exchange Commission.

     In addition, effective September 30, 2004, we retained the firm of Stark Winter Schenkein & Co., LLP to audit our financial statement for our fiscal year ending June 30, 2004, which report is included herein below. This change in independent accountants was approved by our Board of Directors. During the fiscal year ended June 30, 2004, we did not consult with Stark Winter Schenkein & Co., LLP regarding the application of accounting principles to a specified transaction, the type of audit opinion that might be rendered on our financial statements or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-B.


                                LEGAL PROCEEDINGS

     Esesis is not a party to, nor is it aware of any pending legal proceeding. Management believes there is no litigation threatened in which Esesis faces potential loss or exposure or which will materially affect shareholders' equity or Esesis's business or financial condition upon completion of this offering.


                                  LEGAL MATTERS

     The validity of the issuance of the common stock offered hereby will be passed upon for us by Andrew I. Telsey, P.C. of Englewood, Colorado.

                                     EXPERTS

     Turner, Stone & Company, L.L.P., independent auditors, have audited the consolidated financial statements of Esesis, Inc. and subsidiary at June 30, 2003 and for the period July 5, 2002 (Inception) through June 30, 2003, as set forth in their report. These consolidated financial statements are included in the prospectus and elsewhere in this registration statement in reliance on Turner, Stone & Company, L.L.P.'s report, given on their authority as experts in accounting and auditing.

     Stark, Winter Schenkein & Co, LLP, independent auditors, have audited the consolidated financial statements of Esesis, Inc. and subsidiary at June 30, 2004, as set forth in their report. These consolidated financial statements are included in the prospectus and elsewhere in this registration statement in reliance on Stark, Winter Schenkein & Co, LLP's report, given on their authority as experts in accounting and auditing.


                             ADDITIONAL INFORMATION

     You may read and copy any document we file at the Commission's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the Public Reference Room. You can also obtain copies of our Commission filings by going to the Commission's Website at http://www.sec.gov

     We have filed with the Commission a registration statement on Form SB-2 to register the shares of our common stock to be sold in this offering. This prospectus is part of that registration statement and, as permitted by the Commission's rules, does not contain all of the information set forth in the registration statement. For further information about us or our common stock, you may refer to the registration statement and to the exhibits filed as part of the registration statement. You can review a copy of the registration statement and its exhibits at the public reference room maintained by the Commission and on the Commission's website as described above.

                           ESESIS, INC. AND SUBSIDIARY

                        CONSOLIDATED FINANCIAL STATEMENTS

                                      with

            REPORTS OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRMS

                              As of June 30, 2004,
                     for the period July 5, 2002 (inception)
                       through June 30, 2003, and the year
                               ended June 30, 2004

                          ESESIS, INC. AND SUBSIDIARY

                                TABLE OF CONTENTS
                               -----------------
                                                                            Page
                                                                    -------

       Reports of Independent Registered Public Accounting Firms     1 - 2

       Consolidated Financial Statements
            Balance Sheet                                              3
            Statements of Operations                                   4
            Statements of Changes in Stockholders' Equity              5
            Statements of Cash Flows                                   6

       Notes to Consolidated Financial Statements                    7 - 12

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



Shareholders and Board of Directors
Esesis, Inc. and Subsidiary

We have audited the accompanying consolidated balance sheet of Esesis, Inc. as of June 30, 2004, and the related consolidated statements of operations, stockholders' equity, and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Esesis, Inc. as of June 30, 2004, and the results of its operations, and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

s/Stark Winter Schenkein & Co., LLP

Denver, Colorado
December 14, 2004

                                        1

              Independent Registered Public Accounting Firm Report
              ----------------------------------------------------



Board of Directors and Stockholders
Esesis, Inc. and subsidiary
Englewood, Colorado


We have audited the accompanying consolidated balance sheet of Esesis, Inc. and subsidiary as of June 30, 2003, and the related consolidated statements of operations, stockholders' equity, and cash flows for the period July 5, 2002 (inception) through June 30, 2003. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Esesis, Inc. and subsidiary at June 30, 2003, and the consolidated results of their operations and cash flows for the period July 5, 2002 (inception) through June 30, 2003 in conformity with accounting principles generally accepted in the United States of America.



s/Turner, Stone & Company, L.L.P.

Turner, Stone & Company, L.L.P.
Certified Public Accountants
September 29, 2003




                                        2

                          ESESIS, INC. AND SUBSIDIARY
                           CONSOLIDATED BALANCE SHEET
                                  JUNE 30, 2004


                                     ASSETS
CURRENT ASSETS
    Cash                                                            $  34,685
   Trade accounts receivable, net of allowance for doubtful
       doubtful accounts of $14,000                                   129,091
                                                                    ---------

     Total current assets                                             163,776
                                                                    ---------
PROPERTY, PLANT AND EQUIPMENT
   Furniture and equipment                                            113,200
   Less accumulated depreciation                                      (56,615)
                                                                    ---------
                                                                       56,585
                                                                    ---------

                                                                    $ 220,361
                                                                    =========

                      LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
   Accounts payable                                                 $  40,296
   Accrued expenses                                                     7,505
   Notes payable                                                       47,000
                                                                    ---------

     Total current liabilities                                         94,801
                                                                    ---------

LONG-TERM DEBT                                                        110,700
                                                                    ---------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
   Preferred stock, $.01 par value, 10,000,000 shares
     authorized, no shares issued and outstanding,
      no rights or preferences determined                                  --
   Common stock, $.0001 par value
     authorized - 900,000,000 shares
     issued and outstanding - 20,200,000 shares                         2,020
   Additional paid-in capital                                          18,180
   Accumulated (deficit)                                               (5,340)
                                                                    ---------
                                                                       14,860
                                                                    ---------

                                                                    $ 220,361
                                                                    =========

   The accompanying notes are an integral part of these financial statements.

                                        3

                          ESESIS, INC. AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                    July 5, 2002
                                                                     (inception)
                                                    Year ended       through
                                                      June 30,       June 30,
                                                       2004            2003
                                                   ------------    ------------

Revenue                                            $    615,206    $    459,819
                                                   ------------    ------------
Expenses
   Sales and marketing                                    5,656           8,071
   Salaries, wages and related taxes                    263,423         176,957
   Lab fees                                              85,868          39,348
   Contract labor                                        40,000          25,604
   General and administrative                           236,967         191,613
                                                   ------------    ------------
                                                        631,914         441,593
                                                   ------------    ------------

Operating income (loss)                                 (16,708)         18,226

Interest expense                                          5,711           1,147
                                                   ------------    ------------

Income (loss) before income taxes                       (22,419)         17,079

Provision (benefit) for income taxes                     (2,624)          2,624
                                                   ------------    ------------

     Net income (loss)                             $    (19,795)   $     14,455
                                                   ============    ============


Basic and diluted income (loss) per common share   $      (0.00)   $       0.00
                                                   ============    ============

Weighted average number of shares outstanding        20,200,000      20,200,000
                                                   ============    ============

   The accompanying notes are an integral part of these financial statements.

                                        4


                          ESESIS, INC. AND SUBSIDIARY
                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
          FOR THE PERIOD JULY 5, 2002 (INCEPTION) THROUGH JUNE 30, 2004



                                     Preferred stock      Common stock      Additional
                                     ---------------   ------------------    paid in    Retained
                                     Shares   Amount     Shares    Amount    capital    earnings    Total
                                     ------   ------   ----------  ------   ----------  --------   --------
Balance at July 5, 2002 (inception)       -   $   --           --  $   --   $       --  $     --   $     --

Issuance of common stock in
   exchange for cash                      -       --   20,200,000   2,020       18,180        --     20,200

Net income                                -       --           --      --           --    14,455     14,455
                                     ------   ------   ----------  ------   ----------  --------   --------

Balance at June 30, 2003                  -       --   20,200,000   2,020       18,180    14,455     34,655

Net (loss)                                -       --           --      --           --   (19,795)   (19,795)
                                     ------   ------   ----------  ------   ----------  --------   --------

Balance at June 30, 2004                  -   $   --   20,200,000  $2,020   $   18,180  $ (5,340)  $ 14,860
                                     ======   ======   ==========  ======   ==========  ========   ========



   The accompanying notes are an integral part of these financial statements.


                           ESESIS, INC. AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                              July 5, 2002
                                                                               (inception)
                                                                  Year ended    through
                                                                   June 30,     June 30,
                                                                     2004         2003
                                                                  ---------    ---------
Cash flows from operating activities
   Net income (loss)                                              $ (19,795)   $  14,455
   Adjustments to reconcile net income (loss) to
      net cash provided by (used in) operating activities:
         Depreciation                                                28,293       28,322
         Increase in allowance for doubtful accounts                 14,000           --
         Increase in accounts receivable                            (65,174)     (77,917)
         Increase in accounts payable                                 5,876       34,420
         Increase (decrease) in accrued expenses                    (12,014)      19,519
         Increase (decrease) in deferred income taxes                (2,624)       2,624
                                                                  ---------    ---------

            Net cash provided by (used in) operating activities     (51,438)      21,423
                                                                  ---------    ---------

Cash flows from investing activities                                     --           --
                                                                  ---------    ---------

Cash flows from financing activities
   Proceeds from issuance of common stock                                --       20,200
   Proceeds from notes payable                                       52,000           --
   Repayment of notes payable                                        (5,000)          --
   Repayment of long-term debt                                       (2,500)          --
                                                                  ---------    ---------

            Net cash provided by financing activities                44,500       20,200
                                                                  ---------    ---------

Net increase (decrease) in cash and cash equivalents                 (6,938)      41,623

Cash and cash equivalents, beginning of period                       41,623           --
                                                                  ---------    ---------

Cash and cash equivalents, end of period                          $  34,685    $  41,623
                                                                  =========    =========

Supplemental Disclosure of Cash Flow Information:
   Cash paid for interest                                         $     383    $      --
                                                                  =========    =========
   Cash paid for income taxes                                     $      --    $      --
                                                                  =========    =========

NONCASH INVESTING AND FINANCING ACTIVITIES:
   Acquisition of property and equipment in exchange for
     notes payable                                                $      --    $ 113,200
                                                                  =========    =========


                                        6

                           ESESIS, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2004


NOTE A - ORGANIZATION AND BUSINESS

     Esesis, Inc. (the Company) was incorporated in the state of Colorado on July 5, 2002. The Company, through its wholly owned subsidiary, provides environmental inspection and consulting services related to the abatement and remediation of asbestos, lead paint and toxic mold contamination. The Company's present operations serve commercial customers in the central Texas and Dallas/Fort Worth metropolitan area through an office in Waco, Texas.

NOTE B - SUMMARY OF ACCOUNTING POLICIES

     1. Principles of Consolidation

     The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, Esesis Environmental Corporation, a Texas corporation. All material intercompany accounts, balances and transactions have been eliminated in the consolidation.

     2. Use of Estimates

     In preparing the Company's financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting periods. Actual results could differ from those estimates.

     3. Cash Flows

     For purposes of the statement of cash flows, cash includes demand deposits, time deposits and short-term cash equivalent investments with maturities of less than three months. None of the Company's cash is restricted.

     4. Revenue Recognition

     Revenue is recognized when persuasive evidence of an arrangement exists, services have been rendered, the sales price to the customer is fixed or determinable, and collection is reasonably assured.

     The Company's environmental inspection and consulting services are provided on a project-by-project basis and are competitively bid or individually negotiated. The majority of these services are performed under customer authorizations to proceed with the services performed under formal contracts at fixed prices, or fixed hourly rates plus expenses. Projects are typically one to five days in duration, although larger projects can take thirty to sixty days to complete.

                           ESESIS, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2004

     The Company extends unsecured credit to its customers for amounts billed which are due on a net 30 day basis and which are considered past due after 30 days.

     5.   Allowance for Doubtful Accounts

     Management evaluates the Company's accounts receivable on a customer by customer basis after an invoice is over 90 days past due and provides for bad debts expense when management determines the amounts to be uncollectible. At June 30, 2004, the allowance for doubtful accounts is $14,000.

     6. Income (loss) Per Share

     Basic income  (loss) per share  amounts are computed by dividing net income
     (loss) by the weighted average number of common stock shares outstanding. Diluted income per share amounts reflect the maximum dilution that would have resulted from the exercise of outstanding common stock warrants and are computed by dividing the net income (loss) by the weighted average number of common shares outstanding plus the assumed exercise of the warrants. For the year ended June 30, 2004 and the period July 5, 2002 (inception) through June 30, 2003, basic income (loss) per share amounts are based on 20,200,000 weighted average common shares outstanding. Diluted income per share amounts are not reflected in the accompanying consolidated financial statements because the effect of the common stock warrants is antidilutive.

     7. Property and Equipment

     Property and equipment are recorded at cost. Depreciation is provided using the straight-line method over the estimated useful lives of the individual assets, as follows:

                      Furniture and equipment            4 years
                      Computer equipment                 4 years
                      Mobile trailer                     4 years

     During the year ended June 30, 2004 and the period July 5, 2002 (inception) through June 30, 2003, depreciation expense totaled $28,293 and $28,322, respectively.

                           ESESIS, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2004


     8. Income Taxes

     The provision for income taxes in based on taxes payable or refundable for the period and deferred taxes on temporary differences between the tax basis of assets and liabilities and their reported amounts in the financial statements. Deferred tax assets and liabilities are included in the financial statements at current income tax rates applicable to the period in which the deferred tax assets and liabilities are expected to be realized or settled, as prescribed in Statement of Financial Accounting Standards (SFAS) No. 109, Accounting for Income Taxes. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes.

     The deferred income taxes reported in these financial statements arise from differences in the methods of accounting for depreciation as well as differences arising from adjusting to cash basis reporting for income tax purposes.

     9. Advertising Costs

     The Company charges advertising costs to expense as incurred. During the year ended June 30, 2004 and the period July 5, 2002 (inception) through June 30, 2003, advertising costs were $590 and $351, respectively.

     10.  Recent Accounting Pronouncements

     In November 2004, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standard 151 "Inventory Costs." This Statement amends the guidance in ARB No. 43, Chapter 4, "Inventory Pricing," to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). In addition, this Statement requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. The provisions of this Statement will be effective for the Company beginning with its fiscal year ending 2006. The Company is currently evaluating the impact this new Standard will have on its operations, but believes that it will not have a material impact on the Company's financial position or results of operations.

     In December 2004, the FASB issued Statement of Financial Accounting Standards No. 153 "Exchanges of Nonmonetary Assets - an amendment of APB Opinion No. 29." This Statement amended APB Opinion 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of

                           ESESIS, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2004

     the  exchange.  The  adoption of this  Standard is not expected to have any
     material  impact  on  the  Company's   financial  position  or  results  of
     operations.

     In December 2004, the FASB issued Statement of Financial Accounting Standards No. 123 (revised 2004) "Share-Based Payment." This Statement requires that the cost resulting from all share-based transactions be recorded in the financial statements. The Statement establishes fair value as the measurement objective in accounting for share-based payment
     arrangements  and  requires  all  entities  to  apply  a   fair-value-based
     measurement in accounting for share-based payment transactions with employees. The Statement also establishes fair value as the measurement objective for transactions in which an entity acquires goods or services from non-employees in share-based payment transactions. The Statement replaces FASB Statement No. 123 "Accounting for Stock-Based Compensation" and supercedes APB Opinion No. 25 "Accounting for Stock Issued to Employees." The provisions of this Statement will be effective for the Company beginning with its fiscal year ending 2007. The Company is currently evaluating the impact this new Standard will have on its operations, but believes that it will not have a material impact on the Company's financial position or results of operations.

     In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity." SFAS 150 changes the accounting guidance for certain financial instruments that, under previous guidance, could be classified as equity or "mezzanine" equity by now requiring those instruments to be classified as liabilities (or assets in some circumstances) on the balance sheet. Further, SFAS 150 requires disclosure regarding the terms of those instruments and settlement alternatives. SFAS is generally effective for all financial instruments entered into or modified after May 31, 2003, and is otherwise effective at the beginning of the first interim period beginning after June 15, 2003. The adoption of SFAS 150 in the first quarter of fiscal 2004 did not have any material impact on the Company's financial position, results of operations or cash flows.

NOTE C - PROPERTY AND EQUIPMENT

     At June 30, 2004, property and equipment is composed of the following:

     Furniture and equipment                                    $ 78,500
     Computer equipment                                            9,200
     Mobile trailer                                               25,500
                                                                --------

                                                                 113,200
     Less accumulated depreciation                               (56,615)
                                                                --------

                                                                $ 56,585
                                                                ========

                                       10

                           ESESIS, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2004


NOTE D - NOTES PAYABLE AND LONG-TERM DEBT

     The Company is the debtor on four demand promissory notes payable to a former director and current employee totaling $110,700 at June 30, 2004. These notes were issued in exchange for the purchase of the Company's property and equipment. The note agreements, which expire on various dates between January and May 2006, are unsecured, bear interest at 3% per annum and require quarterly interest-only payments. Interest expense was $3,391 for the year ended June 30, 2004, and accrued interest was $4,468 at June 30, 2004.

     The Company has two revolving lines of credit, a $100,000 line with a company which owns less than 5% of the outstanding shares of the Company, and a $25,000 line with a bank. The $100,000 line, which is unsecured, bears interest at the prime rate plus 3% and renews annually on July 1 at the option of the lender. As of June 30, 2004, $22,500 had been borrowed on this line of credit. The $25,000 line, which is secured by substantially all of the assets of the Company, bears interest at 6.5% and matures June 4, 2005. As of June 30, 2004, $24,500 had been borrowed on this line of credit.

NOTE E - CAPITAL STRUCTURE

     1. Preferred Stock

     The Company's articles of incorporation authorize the Board of Directors to issue up to 10,000,000 shares of preferred stock with a $.01 per share par value. As of June 30, 2004, there is no preferred stock issued or outstanding.

     2. Common Stock

     The Company's articles of incorporation authorize the Board of Directors to issue up to 900,000,000 shares of common stock with a $.0001 per share par value. Attached to each share is a warrant/option to purchase an additional common share at a price of $.25. These warrants/options expired on November 11, 2003.

     During the period ended June 30, 2003, the Company issued 20,200,000 shares of its $0.0001 per share par value common stock for $20,200 or $0.001 per share.

NOTE F - COMMITMENTS AND CONTINGENCIES

     The Company is obligated under a current employment agreement with a former director of its subsidiary. The agreement may be terminated at any time by either party upon ninety days written notice. The agreement provides for an annual salary of $60,000 and a $700 monthly automobile allowance.

                           ESESIS, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2004

     The Company rents office space in Centennial, Colorado on a month-to-month basis in a building partially owned by a director of the Company. The monthly rental is $200. The Company also rents office space in Waco, Texas on a month-to-month basis. During the year ended June 30, 2004 and the period July 5, 2002 (inception) through June 30, 2003, rent expense under these two leases totaled $10,056 and $4,652, respectively.

NOTE G - INCOME TAXES

     As of June 30, 2004, the Company's net deferred income tax asset of $6,082 was composed of deferred income tax liabilities of $9,478, and deferred income tax assets of $15,560. A valuation allowance has been established for the net deferred income tax asset. The Company has net operating loss carryforwards for income tax reporting purposes of approximately $91,177, which expire through 2024.

NOTE H - FINANCIAL INSTRUMENTS

     The Company's financial instruments, which potentially subject the Company to credit risks and none of which are held for trading purposes, consist of cash, accounts receivable and notes payable.

     The Company maintains its cash balances in bank deposit accounts, which at times may exceed federally insured limits. The Company has not experienced any losses in such accounts and management does not believe that the Company is subject to any credit or other significant risks involving its cash balances.

     The Company grants credit, generally without collateral, to its customers located primarily in the central Texas and Dallas/Fort Worth metropolitan areas. Management believes that the Company's customer acceptance, billing and collection policies are adequate to minimize potential credit risks.

     Management believes that the carrying value of notes payable represent the fair value of these financial instruments because their terms are similar to those in the market for comparable loans with comparable risks.




                                       12

                           Esesis, Inc. and Subsidiary
                           CONSOLIDATED BALANCE SHEET
                                December 31, 2004
                                   (Unaudited)


                               ASSETS
CURRENT ASSETS
   Cash                                                          $ 78,350
   Trade accounts receivable                                       73,111
                                                                 --------

         Total current assets                                     151,461
                                                                 --------
PROPERTY, PLANT AND EQUIPMENT
   Furniture and equipment                                        113,200
   Less accumulated depreciation                                  (70,761)
                                                                 --------
                                                                   42,439
                                                                 --------

                                                                 $193,900
                                                                 ========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
   Accounts payable                                              $  7,005
   Accrued expenses                                                 9,094
   Notes payable                                                   49,196
                                                                 --------

         Total current liabilities                                 65,395
                                                                 --------

LONG-TERM DEBT                                                    110,700
                                                                 --------
COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
   Preferred stock, $.01 par value, 10,000,000 shares
        authorized, no shares issued and outstanding,
        no rights or preferences determined                            --
   Common stock, $.0001 par value
        authorized 900,000,000 shares;
        issued and outstanding 20,200,000 shares                    2,020
   Paid-in capital in excess of par                                18,180
   Accumulated (deficit)                                           (2,395)
                                                                 --------
                                                                   17,805
                                                                 --------

                                                                 $193,900
                                                                 ========

   The accompanying notes are an integral part of these financial statements.

                           Esesis, Inc. and Subsidiary
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (Unaudited)


                                                    Three months ended
                                                        December 31,
                                                  -----------------------
                                                     2004         2003
                                                  ----------   ----------
Revenue                                           $  146,244   $  145,556
                                                  ----------   ----------
Expenses
   Sales and marketing                                 1,172          461
   Salaries, wages and related taxes                  88,697       57,624
   Contract labor                                      8,907        3,391
   Lab fees                                           13,305       11,992
   Professional fees                                   5,325       10,750
   General and administrative                         33,764       56,855
                                                  ----------   ----------

                                                     151,170      141,073
                                                  ----------   ----------

Operating income (loss)                               (4,926)       4,483

Interest expense                                       2,453        1,334
                                                  ----------   ----------

Income (loss) before provision for income taxes       (7,379)       3,149

Provision for (benefit from) income taxes                 --           --
                                                  ----------   ----------

                  Net income (loss)               $   (7,379)  $    3,149
                                                  ==========   ==========

Basic and diluted income (loss) per share         $    (0.00)  $     0.00
                                                  ==========   ==========

Weighted average shares outstanding               20,200,000   20,200,000
                                                  ==========   ==========


   The accompanying notes are an integral part of these financial statements.

                           Esesis, Inc. and Subsidiary
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (Unaudited)


                                                     Six months ended
                                                        December 31,
                                                  -----------------------
                                                     2004         2003
                                                  ----------   ----------
Revenue                                           $  295,437   $  332,548
                                                  ----------   ----------

Expenses
   Sales and marketing                                 1,377        9,263
   Salaries, wages and related taxes                 159,790      128,100
   Contract labor                                     17,884       16,914
   Lab fees                                           18,861       35,914
   Professional fees                                  22,139       13,750
   General and administrative                         69,086      101,415
                                                  ----------   ----------

                                                     289,137      305,356
                                                  ----------   ----------

Operating income                                       6,300       27,192

Interest expense                                       3,355        2,233
                                                  ----------   ----------

Income before provision for income taxes               2,945       24,960

Provision for income taxes                                --        3,272
                                                  ----------   ----------

                  Net income                      $    2,945   $   21,688
                                                  ==========   ==========

Basic and diluted income per share                $     0.00   $     0.00
                                                  ==========   ==========

Weighted average shares outstanding               20,200,000   20,200,000
                                                  ==========   ==========


   The accompanying notes are an integral part of these financial statements.

                           Esesis, Inc. and Subsidiary
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)

                                                                    Six months ended
                                                                       December 31,
                                                                  --------------------


                                                                    2004        2003
                                                                  --------    --------

Cash flows from operating activities
   Net income                                                     $  2,945    $ 21,688
   Adjustments to reconcile net income to
     net cash provided by (used in) operating activities:
        Depreciation                                                14,146      14,147
        (Increase) decrease in accounts receivable                  55,980     (69,663)
        Decrease in accounts payable                               (33,925)    (34,211)
        Increase (decrease) in accrued expenses                      1,589     (15,109)
        Increase in deferred income taxes                               --       3,271
                                                                  --------    --------

            Net cash provided by (used in) operating activities     41,365     (79,877)
                                                                  --------    --------
Cash flows from investing activities

            Net cash provided by investing activities                   --          --
                                                                  --------    --------
Cash flows from financing activities
   Proceeds from notes payable                                       8,000      28,500
   Repayment of notes payable                                       (5,700)         --
                                                                  --------    --------

            Net cash provided by financing activities                2,300      28,500
                                                                  --------    --------

Net increase (decrease) in cash and cash equivalents                43,665     (51,377)

Cash and cash equivalents
            Beginning of period                                     34,685      41,623
                                                                  --------    --------

            End of period                                         $ 78,350    $ (9,754)
                                                                  ========    ========


   The accompanying notes are an integral part of these financial statements.

                           Esesis, Inc. and Subsidiary
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 2004
                                   (Unaudited)

NOTE A - UNAUDITED STATEMENTS

     These interim financial statements have been prepared by the Company without audit pursuant to Item 310(b) of Regulation S-B of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in the financial statements prepared in accordance with accounting principles generally accepted in the United States have been condensed or omitted as allowed by such rules and regulations, and management believes that the disclosures are adequate to make the information presented not misleading. These financials statements include all of the adjustments, which, in the opinion of management, are necessary to a fair presentation of financial position and results of operations. All such adjustments are of a normal and recurring nature only. The results of operations for the interim periods are not necessarily indicative of the results to be expected for the full fiscal year. These financial statements should be read in conjunction with the audited financial statements at June 30, 2004 included in the Company's Form 10-KSB filed with Securities and Exchange Commission.

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Principles of Consolidation

     The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, Esesis Environmental Corporation, a Texas corporation. All material intercompany accounts, balances and transactions have been eliminated in the consolidation.

     Income (Loss) Per Share

     Basic income per share amounts are computed by dividing net income by the weighted average number of common stock shares outstanding. Diluted income per share amounts reflect the maximum dilution that would have resulted from the exercise of outstanding common stock warrants and are computed by dividing the net income by the weighted average number of common shares outstanding plus the assumed exercise of the warrants. For the six months ended December 31, 2004 and 2003, basic and diluted income (loss) per share amounts are based on 20,200,000 weighted average common shares outstanding.

     Income Taxes

     The provision for income taxes in based on taxes payable or refundable for the period and deferred taxes on temporary differences between the tax basis of assets and liabilities and their reported amounts in the financial statements. Deferred tax assets and liabilities are included in the financial statements at current income tax rates applicable to the period in which the deferred tax assets and liabilities are expected to be realized or settled, as prescribed in Statement of Financial Accounting Standards (SFAS) No. 109, Accounting for Income Taxes. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes.

     The deferred income taxes reported in these financial statements arise from differences in the methods of accounting for depreciation as well as differences arising from adjusting to cash basis reporting for income tax purposes.

--------------------------------------------------------------------------------



                                  ESESIS, INC.




                                 500,000 Shares





                       ----------------------------------

                                   PROSPECTUS

                       ----------------------------------








                                  May 16, 2005

--------------------------------------------------------------------------------

        Until August 15, 2005, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.


                                TABLE OF CONTENTS

           PROSPECTUS SUMMARY...................................2
           ABOUT OUR COMPANY....................................2
           ABOUT THE OFFERING...................................3
           SUMMARY FINANCIAL DATA...............................4
           RISK FACTORS.........................................5
           SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS..........10
           USE OF PROCEEDS.....................................10
           DIVIDEND POLICY.....................................11
           DILUTION 11
           CAPITALIZATION......................................13
           MARKET FOR COMMON EQUITY
                    AND RELATED STOCKHOLDER MATTERS............13
           MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                    FINANCIAL CONDITION AND
                    RESULTS OF OPERATIONS......................14
           BUSINESS 20
           MANAGEMENT..........................................27
           EXECUTIVE COMPENSATION..............................30
           PRINCIPAL SHAREHOLDERS..............................31
           CERTAIN TRANSACTIONS................................32
           DISCLOSURE OF COMMISSION POSITION ON
           INDEMNIFICATION FOR SECURITIES ACT LIABILITIES......33
           SHARES ELIGIBLE FOR FUTURE SALE.....................34
           PLAN OF DISTRIBUTION................................34
           DESCRIPTION OF SECURITIES...........................35
           CHANGE IN CERTIFYING ACCOUNTING.....................36
           LEGAL PROCEEDINGS...................................36
           LEGAL MATTERS.......................................36
           EXPERTS  37
           ADDITIONAL INFORMATION..............................37
           FINANCIAL STATEMENTS...............................F-1